UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

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☐      Preliminary Proxy Statement

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☑      Definitive Proxy Statement

☐      Definitive Additional Materials

☐      Soliciting Material Pursuant to §240.14a-12

AMC Networks Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which is being held on Thursday, June 6, 2013 at 10:00 a.m. Eastern Time at The Paley Center for Media, 25 West 52nd Street, New York, New York 10019.

In addition to the matters described in the attached proxy statement, we will report on the Company’s activities during 2012. You will have an opportunity to ask questions and to meet your directors and executives.

I look forward to seeing you at the meeting. Your vote is important to us. Stockholders may vote by using a toll-free telephone number, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope that is provided.

Sincerely yours,

Charles F. Dolan Executive Chairman

April 25, 2013

AMC NETWORKS INC., 11 PENN PLAZA, NEW YORK, NY 10001

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

AMC Networks Inc.

The Annual Meeting of Stockholders of AMC Networks Inc. (the “Company”) will be held at The Paley Center for Media, 25 West 52nd Street, New York, New York 10019 on Thursday, June 6, 2013, at 10:00 a.m. Eastern Time to consider and vote upon the following proposals:

1.	Election of Directors.
2.	Ratification of appointment of independent registered public accounting firm.
3.	Conduct such other business properly brought before the meeting.

Only stockholders of record on April 9, 2013 may vote at the meeting.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the impact of the Company’s annual meeting on the environment.

Your vote is important. We urge you to vote as soon as possible by telephone, over the Internet or by mailing a proxy card. If you choose to vote by mail, please sign and return the proxy card in the envelope provided.

By order of the Board of Directors,

Anne G. Kelly
Senior Vice President and Secretary

New York, New York

April 25, 2013

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2013

GENERAL INFORMATION

Questions and Answers You May Have About our Annual Meeting and Voting

In this proxy statement, the words “Company,” “we,” “us,” “our” and “AMC Networks” refer to AMC Networks Inc., a Delaware corporation. “AMC Networks Inc.” refers to AMC Networks Inc. individually as a separate entity. We refer to the U.S. Securities and Exchange Commission as the “SEC” and The NASDAQ Stock Market LLC as “NASDAQ.” This proxy statement is first being sent to stockholders on April 25, 2013.

Who may vote at the Annual Meeting?

Holders of our Class A Common Stock and holders of our Class B Common Stock, as recorded in our stock register on April 9, 2013 (the “Record Date”), may vote at the meeting. On April 9, 2013, there were 60,409,680 shares of Class A Common Stock and 11,784,408 shares of Class B Common Stock outstanding. Each share of Class A Common Stock has one vote per share and holders will be voting for the election of five candidates to the board of directors of AMC Networks (the “Board of Directors” or “Board”). Each share of Class B Common Stock has ten votes per share and holders will be voting for the election of eight candidates to the Board. As a result of their ownership of Class B Common Stock, Charles F. Dolan, certain members of his family and certain related family entities, have the power to elect all of the directors to be elected by the holders of Class B Common Stock and to approve Proposal 2 regardless of how other shares are voted.

Why did I receive a Notice of Internet Availability for Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, we have sent a Notice of Internet Availability for Proxy Materials (the “Notice”) to our stockholders. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and the environmental impact of the annual meeting.

What is “householding” and how does it affect me?

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2012, unless we are notified that one or more of these stockholders wishes to receive individual copies. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards. If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you hold AMC Networks stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Wells Fargo Shareowner Services, 1110 Centre Pointe Curve, Suite 101, MAC N9173-010, Mendota Heights, MN 55120 or by telephone at 1-800-468-9716.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Wells Fargo Shareowner Services as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

How can I get electronic access to the proxy materials?

The Notice provides you with instructions on how to:

•	View the Company’s proxy materials for the annual meeting on the Internet; and

•	Instruct the Company to send future proxy materials to you electronically by email.

The Company’s proxy materials are also available at http://www.proxyvote.com.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you revoke it.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Shareowner Services, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form.

How do I vote?

You may vote in advance of the annual meeting by telephone, over the Internet or by a proxy. You may also vote in person at the meeting. If you choose to vote by mail, please sign and return the proxy card in the envelope provided. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

What votes need to be present to hold the Annual Meeting?

In order to carry on the business of the Annual Meeting, we need a majority of the votes represented by the shares of the Company’s Class A Common Stock and Class B Common Stock outstanding on April 9, 2013 to be present, in person or by proxy. If voting on a particular action is by class, a majority of the votes represented by the outstanding shares of such class is required for such action.

Can my broker vote my shares without instructions from me?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct your broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the annual meeting but will not be able to vote on those matters for which specific authorization is required under applicable rules.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under applicable rules to vote your shares on the ratification of KPMG LLP as the Company’s independent auditors, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

What is the voting requirement to approve each of the proposals?

Election of directors by the holders of Class A Common Stock requires the affirmative vote of the plurality of votes cast by holders of Class A Common Stock. Election of directors by the holders of Class B Common Stock requires the affirmative vote of the plurality of votes cast by holders of Class B Common Stock. Approval of Proposal 2 requires the favorable vote of a majority of the votes cast by the holders of Class A Common Stock and holders of Class B Common Stock, voting together as a single class. Abstentions and broker non-votes will not affect the outcome of Proposal 1 because abstentions and broker non-votes are not considered votes cast.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may re-vote via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or voting instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the annual meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to the annual meeting to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

How will my shares be voted at the Annual Meeting?

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•	FOR the election of each of the Director nominees named in this Proxy Statement (Proposal 1), as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock; and

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2013 (Proposal 2).

Who pays for this solicitation?

The Company will bear the expense of preparing, printing and mailing this proxy statement and the accompanying material. Solicitation of individual stockholders may be made by mail, personal interviews, telephone, facsimile, electronic delivery or other telecommunications by our officers and regular employees who will receive no additional compensation for such activities. In addition, we have retained D.F. King & Co., Inc. to solicit proxies at a cost of $15,000 plus reimbursement for out-of-pocket expenses. We will reimburse brokers and other nominees for their expenses in forwarding solicitation material to beneficial owners.

If I wish to attend the Annual Meeting, what identification must I show to be admitted?

Attendance at the annual meeting is limited to stockholders. Registration will begin at 9:30 a.m. Eastern Time. All stockholders will be asked to present a valid, government-issued photo identification card (federal, state or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of the Record Date. If your shares are held in an account at a brokerage firm, bank, broker-dealer or similar organization and you plan to attend the annual meeting, please bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. Please understand that, for security reasons, we cannot admit to the meeting stockholders who lack the proper identification described above.

Cameras, transmission, broadcasting and other recording devices, including the use of cell phones, will not be permitted at the meeting. All bags and packages will be subject to security inspections.

CORPORATE GOVERNANCE

AMC Networks Inc. was incorporated on March 9, 2011 as an indirect, wholly owned subsidiary of Cablevision Systems Corporation (Cablevision Systems Corporation and its subsidiaries are referred to as “Cablevision”). On June 6, 2011, Cablevision’s board of directors approved the distribution of all of the outstanding common stock of the Company to Cablevision stockholders (the “Distribution”) and the Company thereafter acquired 100% of the limited liability company interests in Rainbow Media Holdings LLC (“RMH”), a subsidiary of Cablevision Systems Corporation. Cablevision spun off the Company and the Company became an independent public company on June 30, 2011, the date of the Distribution (the “Distribution Date”).

AMC Networks Inc. is a holding company and conducts substantially all of its operations through its subsidiaries. Our Class A Common Stock is listed on NASDAQ under the symbol “AMCX.” As a result, we are generally subject to NASDAQ corporate governance listing standards.

Corporate Governance Guidelines

Our Board has adopted our Corporate Governance Guidelines. These guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, selection of the Executive Chairman and the President and Chief Executive Officer, management succession, Board and executive compensation, and Board self-evaluation requirements. The full text of our Corporate Governance Guidelines may be viewed at our corporate website at http://investors.amcnetworks.com. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Executive Sessions of Non-Management and Independent Board Members

Under our Corporate Governance Guidelines, our non-management directors may meet in executive sessions with no members of management present. The non-management directors may specify the procedure to designate the director who may preside at any such executive session. Non-management directors who are not independent under the rules of NASDAQ may participate in these executive sessions, but directors who are independent under the rules of NASDAQ must meet separately in regularly scheduled executive sessions at least twice each year.

Communicating with Our Directors

Our Board has adopted policies designed to allow stockholders and other interested parties to communicate with our directors. Any interested party that wishes to communicate directly with the Board or any director or the non-management directors as a group should send communications in writing to the Chairman of the Audit Committee, AMC Networks Inc., 11 Penn Plaza, New York, NY 10001. Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting The Network, Inc., which has been designated to act as a confidential contact organization for these purposes, at 1-888-217-8076.

Code of Conduct and Ethics

Our Board has adopted a Code of Conduct and Ethics for our directors, officers and employees. A portion of this Code of Conduct and Ethics also serves as a code of conduct and ethics for our senior financial officers, including our principal accounting officer and controller. Among other things, our Code of Conduct and Ethics covers conflicts of interest, disclosure responsibilities, legal compliance, reporting and compliance under the Code of Conduct and Ethics, confidentiality, corporate opportunities, fair dealing, protection and proper use of Company assets, and equal employment opportunity and harassment. The full text of the code is available on our website at http://investor.amcnetworks.com. In addition, a copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

Director Independence

Our Board has elected for the Company to be treated as a “controlled company” under NASDAQ’s corporate governance rules, and, as a result, the Company is not required to comply with the corporate governance rules of NASDAQ requiring: (i) a majority of independent directors on our Board of Directors, (ii) an independent compensation committee and (iii) an independent corporate governance and nominating committee. Our Board of Directors has elected not to comply with the NASDAQ requirement for a majority of independent board of directors and an independent corporate governance and nominating committee because of our status as a controlled company. We do comply with the requirement for an independent compensation committee. Our Board elected not to comply with the requirement for a majority of independent directors on our Board because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of the Company’s Class B Common Stock have the right to elect up to 75% of the members of our Board and there is no requirement that any of those directors be independent or be chosen independently.

Our Board has determined that each of the following non-employee directors is “independent” within the meaning of the rules of NASDAQ and the SEC: Messrs. Neil M. Ashe, Robert C. Wright and Dr. Leonard Tow. In addition, the Board has determined that Mr. Carl E. Vogel, a director nominee, upon his election, would be “independent” within the meaning of the rules of NASDAQ and the SEC.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board has nominated thirteen director candidates named below. Of the thirteen nominees for director, five are to be elected by the Class A stockholders and eight are to be elected by the Class B stockholders. All thirteen director candidates, except for Carl Vogel, who is being nominated for the first time, were elected by the respective Class A and Class B stockholders at the previous annual meeting of the Company’s stockholders held on June 5, 2012, and all are hereby nominated for a term to expire at the 2014 annual meeting of the Company’s stockholders.

The Company representatives appointed by the Board (the persons named in the proxy card, or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted to elect each of the director nominees below, as applicable based on whether you are a holder of Class A Common Stock or Class B Common Stock.

If a nominee for election as a director by the Class A stockholders becomes unavailable before the election, the Company representatives named in the Class A proxy card would be authorized to vote for a replacement nominee for election as a director by the Class A stockholders if the Board names one. If a Class B director nominee becomes unavailable before the election, the persons named in the Class B proxy card would be authorized to vote for a replacement Class B director nominee if the Board names one.

The Board unanimously recommends that you vote FOR each of the following candidates:

Directors Elected by Class A Common Stockholders

NEIL M. ASHE — Age 45

Director since June 30, 2011

Mr. Ashe is President and Chief Executive Officer, Walmart Global eCommerce since January 2012. President of CBS Interactive from July 2008 to March 2011 and from March 2011 to July 2011 Special Advisor to the Chief Executive Officer of CBS Corporation. Chief Executive Officer of CNET Networks, Inc. from October 2006 to July 2008. Mr. Ashe is a member of the Board of Regents of Georgetown University. During the past five years, Mr. Ashe was a director of CNET Networks.

In light of Mr. Ashe’s business leadership and management experience gained as the president and the chief executive officer of major internet content and information providers, including content relating to a major television network, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

ALAN D. SCHWARTZ — Age 63

Director since June 30, 2011

Mr. Schwartz is Executive Chairman of Guggenheim Partners, LLC since 2009. Consultant for Rothschild Inc. from 2008 to 2009. President of The Bear Stearns Companies, Inc. from 2007 to 2008; Chief Executive Officer of The Bear Stearns Companies, Inc. from January 2008 to March 2008; Co-President of Bear Stearns & Co. from 2001 to 2007; and President and Co-Chief Operating Officer of The Bear Stearns Companies, Inc. from 2001 to 2008. Mr. Schwartz is also a director of The Madison Square Garden Company and Marvin & Palmer Associates, Inc. He is a trustee of Duke University. Chairman of the Board of the Robin Hood Foundation and a member of the boards of MENTOR: The National Mentoring Partnership, St. Vincent’s Services for Children and NYU Medical Center.

In light of Mr. Schwartz’s experience as an investment banker, his experience as a senior executive of other businesses and his service as a director of other public companies and charitable institutions, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

LEONARD TOW — Age 84

Director since June 30, 2011

Dr. Tow is Chief Executive Officer of New Century Holdings LLC, an outdoor advertising company, since January 2005. Chairman and Chief Executive Officer of Citizens Communications Company from 1990 to September 2004. Dr. Tow is also a director of Cablevision and was a director of Citizens Communications Company from 1989 to 2004. Dr. Tow also serves as Chairman of the Tow Foundation, a trustee of the Brooklyn College Foundation, a trustee of Columbia University Mailman School of Public Health, and a member of the board of the Lincoln Center Theater.

In light of Dr. Tow’s experience as a founder and chief executive officer of a major cable television company, his experience as the chief executive officer of a private company, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

CARL E. VOGEL — Age 55

Director nominee

Mr. Vogel serves as a senior advisor to the Chairman of Dish Network Corporation (“DISH”), which provides pay-TV services, and served as President of DISH from September 2006 until February 2008 and Vice Chairman of DISH from June 2005 until March 2009. Mr. Vogel is also the president and sole stockholder of Bulldog Capital, Inc., a private investment firm. From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar Communications Corporation. From 2001 until 2005, Mr. Vogel served as the President and CEO of Charter Communications Inc., which is a cable television and broadband services provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. Mr. Vogel is also a director of DISH, Universal Electronics Corporation, Shaw Communications, Inc., Sirius/XM Radio Inc., and Ascent Capital Corporation.

In light of Mr. Vogel’s extensive knowledge of the media industry acquired through his high level executive roles at DISH, Charter Communications Inc. and Liberty Media as well as his accounting experience acquired through his work as a certified public accountant and his role as a chief executive and senior finance executive of public companies, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be elected to the Board.

ROBERT C. WRIGHT — Age 70

Director since June 30, 2011

Mr. Wright is Senior Adviser of THL Investment Capital since 2008. He served as Vice Chairman of General Electric Company and President, Chief Executive Officer and Chairman of NBC and NBC Universal from 1986 to 2007. Mr. Wright is also a director of Polo Ralph Lauren Corporation, Mission Product LLC. Mr. Wright has served on the boards of General Electric Company, NBC Universal, RAND Corporation and EMI Group Ltd. He is a trustee of the New York Presbyterian Hospital and co-founder of Autism Speaks.

In light of Mr. Wright’s extensive business leadership and management experience at a major television network and leading media and entertainment company and his service as a director of other public companies, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class A stockholders, has concluded that he should be reelected to the Board.

Directors Elected by Class B Common Stockholders

WILLIAM J. BELL — Age 73

Director since June 30, 2011

Mr. Bell is Consultant to Cablevision since 2005 and has held various positions at Cablevision and its predecessor since 1979, including as its Vice Chairman and Chief Financial Officer until 2004.

In light of Mr. Bell’s experience in various positions with Cablevision since 1979, including as its former Vice Chairman and Chief Financial Officer, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

CHARLES F. DOLAN — Age 86

Director since March 9, 2011

Mr. Charles F. Dolan is Executive Chairman of the Company since June 2011. Chairman of Cablevision since 1985. Chief Executive Officer of Cablevision from 1985 to October 1995. Founded and acted as the General Partner of Cablevision’s predecessor from 1973 to 1985. Established Manhattan Cable Television in 1961 and Home Box Office in 1971. He serves as a director of Cablevision and The Madison Square Garden Company. Charles F. Dolan is the father of James L. Dolan, Patrick F. Dolan, Thomas C. Dolan, Marianne Dolan Weber, and the father-in-law of Kristin A. Dolan and Brian G. Sweeney.

In light of Mr. Dolan’s experience as founder, his service as Chairman of Cablevision and, previously, as the Chief Executive Officer of Cablevision and its predecessors, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

JAMES L. DOLAN — Age 57

Director since March 9, 2011

Mr. James L. Dolan is President of Cablevision since June 1998 and Chief Executive Officer of Cablevision since October 1995. Executive Chairman of The Madison Square Garden Company since July 2009. Chairman of The Madison Square Garden, LP since October 1999. Chief Executive Officer of Rainbow Media Holdings, Inc. from September 1992 to October 1995. Vice President of Cablevision from 1987 to September 1992. He serves as a director of Cablevision and The Madison Square Garden Company. Director of Live Nation Entertainment, Inc. from June 2011 to February 2013. Mr. James L. Dolan is the son of Charles F. Dolan, the spouse of Kristin A. Dolan, the brother of Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Brian G. Sweeney.

In light of Mr. Dolan’s experience in various positions with Cablevision since 1979, including as its Chief Executive Officer since 1995, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

KRISTIN A. DOLAN — Age 47

Director since June 30, 2011

Ms. Kristin A. Dolan is President, Optimum Services of Cablevision since April 2013. Senior Executive Vice President of Product Management and Marketing of Cablevision from November 2011 to April 2013. Senior Vice President of Cablevision from 2003 to 2011. She serves as a director of Cablevision and The

Madison Square Garden Company. Ms. Kristin A. Dolan is the daughter-in-law of Charles F. Dolan, the spouse of James L. Dolan and the sister-in-law of Patrick F. Dolan, Thomas C. Dolan, Brian G. Sweeney and Marianne Dolan Weber.

In light of Ms. Dolan’s experience in various positions with Cablevision since 1990, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

PATRICK F. DOLAN — 61

Director since June 30, 2011

Mr. Patrick F. Dolan is President of News 12 Networks, a subsidiary of Cablevision, since February 2002. Vice President of News 12 Networks from September 1995 to February 2002. News Director of News 12 Long Island, a subsidiary of Cablevision, from December 1991 to September 1995. He serves as a director of Cablevision. Mr. Patrick F. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Thomas C. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1989, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

THOMAS C. DOLAN — Age 60

Director since June 30, 2011

Mr. Thomas C. Dolan is Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision since September 2008. Executive Vice President and Chief Information Officer of Cablevision from October 2001 until April 2005. Mr. Dolan was on unpaid leave of absence from Cablevision from April 2005 until September 2008. Senior Vice President and Chief Information Officer of Cablevision from February 1996 to October 2001. Vice President and Chief Information Officer of Cablevision from July 1994 to February 1996. General Manager of the Cablevision’s East End Long Island cable system from November 1991 to July 1994. System Manager of Cablevision’s East End Long Island cable system from August 1987 to October 1991. He serves as a director of Cablevision and The Madison Square Garden Company. Mr. Thomas C. Dolan is the son of Charles F. Dolan, the brother of James L. Dolan, Patrick F. Dolan and Marianne Dolan Weber and the brother-in-law of Kristin A. Dolan and Brian G. Sweeney.

In light of Mr. Dolan’s experience as a member of Cablevision’s founding family and in various positions with Cablevision since 1987, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board. See Item 3, “Legal Proceedings — Other Legal Matters” of our Annual Report on Form 10-K for a discussion of a lawsuit filed by Mr. Dolan against RMH and Cablevision.

BRIAN G. SWEENEY — Age 48

Director since June 30, 2011

Mr. Brian G. Sweeney is Senior Executive Vice President, Strategy and Chief of Staff of Cablevision since January 2013. Senior Vice President — eMedia of Cablevision from January 2000 to December 2012. He serves as a director of Cablevision and The Madison Square Garden Company. Mr. Sweeney is the son-in-law of Charles F. Dolan and the brother-in-law of James L. Dolan, Kristin A. Dolan, Patrick F. Dolan, Thomas C. Dolan and Marianne Dolan Weber.

In light of Mr. Sweeney’s experience in various positions with Cablevision since 1993, as well as the knowledge and experience he has gained and contributions he has made during his tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that he should be reelected to the Board.

MARIANNE DOLAN WEBER — Age 55

Director since June 30, 2011

Ms. Marianne Dolan Weber was Chairman of The Dolan Family Foundation from September 1999 through December 2011 and Chairman of The Dolan Children’s Foundation from September 1999 through December 2011. President of The Dolan Family Foundation from 1986 to September 1999. President of The Dolan Children’s Foundation from 1997 to September 1999. Manager of Dolan Family Office, LLC from 1997 through December 2011. She serves as a director of Cablevision and The Madison Square Garden Company. Marianne Dolan Weber is the daughter of Charles F. Dolan, the sister of James L. Dolan, Patrick F. Dolan and Thomas C. Dolan and the sister-in-law of Kristin A. Dolan and Brian G. Sweeney.

In light of Ms. Dolan Weber’s experience as a member of Cablevision’s founding family and as Chairman of the Dolan Family Foundation and the Dolan Children’s Foundation, as well as the knowledge and experience she has gained and contributions she has made during her tenure as a director of the Company and Cablevision, our Board of Directors, acting on the unanimous recommendation of the directors elected by the Class B stockholders, has concluded that she should be reelected to the Board.

BOARD OF DIRECTORS

General

The Board oversees the business of AMC Networks and monitors the performance of management. The Board does not involve itself in day-to-day operations. The business address for each director is c/o AMC Networks Inc., 11 Penn Plaza, New York, NY 10001. Each director is a citizen of the United States.

The Board met six times between January 1, 2012 and December 31, 2012. During that time, each of our directors attended at least 75% of the meetings of the Board and, as applicable, the committees of the Board on which he or she served during such time, with the exceptions of Mr. James Dolan and Ms. Marianne Dolan Weber. We also encourage our directors to attend annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at meetings of the Board. With the exception of Mr. Thomas C. Dolan, all of the directors attended the 2012 annual meeting.

Director Selection

Our directors have not set specific, minimum qualifications that nominees must meet in order for them to be nominated for election to the Board, but rather believe that each nominee should be evaluated based on his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines under “Board Composition” and “Selection of Directors.” Those factors include:

•	The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience and contacts relevant to our business;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Class A Directors will evaluate possible candidates to recommend to the Board for nomination as Class A Directors and suggest individuals for the Board to explore in more depth. The Board also considers nominees for Class A Directors recommended by holders of our Class A Common Stock. Nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for consideration by the Board for election at our 2014 annual meeting of stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with other information required by the Company’s By-laws. See “Other Matters — Stockholder Proposals for 2014 Annual Meeting.”

The Class B Directors will consult from time to time with one or more of the holders of Class B Common Stock to assure that all Class B Director nominees recommended to the Board are individuals who will make a meaningful contribution as Board members and will be individuals likely to receive the approving vote of the holders of a majority of the outstanding Class B Common Stock. The Class B Directors do not intend to consider unsolicited suggestions of nominees by holders of our Class A Common Stock. We believe that this is appropriate in light of the voting provisions of our Amended and Restated Certificate of Incorporation, which vest exclusively in the holders of our Class B Common Stock the right to elect our Class B Directors.

Board Leadership Structure

Our Board has chosen to separate the roles of Executive Chairman of the Board and Chief Executive Officer. The Board believes that this is the optimal leadership structure as it recognizes both Mr. Charles F. Dolan’s senior executive role with the Company as well as his leadership position on the Company’s Board while the Company is also able to benefit from the experience of its President and Chief Executive Officer, Mr. Joshua W. Sapan, with responsibility for day-to-day management of the Company.

Risk Management Oversight

The oversight of risk management is an important Board responsibility. The Audit Committee takes the lead on behalf of the Board in monitoring risk management. The Audit Committee discusses the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. AMC Networks believes that its executive compensation program, with its emphasis on long-term performance, its close connection to Company-wide and divisional performance and its significant equity components, is designed to align the executives’ compensation with the Company’s long-term strategy and growth and, as a result, does not encourage excessive risk taking. Our Compensation Committee has considered the issue of the Company’s exposure to risk in establishing and implementing our executive compensation programs.

Director Compensation

Each non-employee director receives a base fee of $50,000 per year and $2,000 per Board, committee or non-management director meeting attended. From January 1, 2012 through October 31, 2012, each non-employee director received a fee of $500 for each Board, committee and non-management director meeting attended telephonically. Effective as of November 1, 2012, the Compensation Committee increased from $500 to $2,000 the fee given to each non-employee director for attendance at each telephonic Board, committee and non-management director meeting because it determined that differentiating attendance fees for “in person” and “telephonic” meetings was not consistent with the Company’s peers. Non-employee directors also receive $10,000 annually per committee chairmanship and $5,000 annually per committee membership. A director who is a Company employee receives no additional compensation for serving as a director.

We also pay our non-employee directors compensation in restricted stock units. Each non-employee director receives an annual grant of restricted stock units for the number of shares of Class A Common Stock equal in value to $110,000 divided by the twenty trading day average closing price concluding on the day prior to the annual stockholders’ meeting. The 2012 award of restricted stock units was granted to our non-employee directors on June 5, 2012 under our 2011 Amended and Restated Stock Plan for Non-Employee Directors. The restricted stock units that the non-employee directors receive are fully vested on the date of grant and settled in stock, or at the Compensation Committee’s election, in cash, upon the first business day following 90 days after service on the Board ceases. Such awards are granted pursuant to our 2011 Amended and Restated Stock Plan for Non-Employee Directors.

Director Compensation Table

The table below summarizes the total compensation paid to or earned by each of our non-employee directors from January 1, 2012 through December 31, 2012. Directors who are employees of the Company receive no additional compensation for service as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (5)	Total ($)
Neil M. Ashe	100,000	109,987	—	—	—	—	209,987
Alan D. Schwartz	62,000	109,987	—	—	—	—	171,987
Leonard Tow	105,000	109,987	—	—	—	—	214,987
Robert C. Wright	74,000	109,987	—	—	—	—	183,987
William J. Bell	58,500	109,987	—	—	—	—	168,487
James L. Dolan	58,000	109,987	—	—	—	—	167,987
Kristin A. Dolan	59,000	109,987	—	—	—	—	168,987
Patrick F. Dolan	62,000	109,987	—	—	—	—	171,987
Thomas C. Dolan	58,500	109,987	—	—	—	—	168,487
Brian G. Sweeney	60,500	109,987	—	—	—	—	170,487
Marianne Dolan Weber	54,000	109,987	—	—	—	—	163,987

(1)	These amounts represent base fees, meeting fees and committee fees earned. The amounts reported do not include the Company’s reimbursements of reasonable out-of-pocket expenses incurred by each non-employee director in attending Board and Committee meetings.

(2)	This column reflects the fair market value of 2,763 restricted stock units granted on June 5, 2012 to each non-employee director as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

(3)	For each non-employee director, the aggregate number of restricted stock units held as of December 31, 2012 is as follows: Mr. Neil M. Ashe, 6,304 units; Mr. Alan D. Schwartz, 6,304 units; Dr. Leonard Tow, 6,304 units; Mr. Robert C. Wright, 6,304 units; Mr. William J. Bell, 6,304 units; Mr. James L. Dolan, 6,304 units; Ms. Kristin A. Dolan, 6,304 units; Mr. Patrick F. Dolan, 6,304 units; Mr. Thomas C. Dolan, 6,304 units; Mr. Brian G. Sweeney, 6,304 units and Ms. Marianne Dolan Weber, 6,304 units.

(4)	No stock options were awarded between January 1, 2012 and December 31, 2012 in connection with the directors’ service to the Company.

(5)	The Company encouraged its directors to attend certain events relating to its business at the Company’s expense to gain a better understanding of the Company’s business and products. The value of these benefits is not included in the table as permitted by SEC rules because the aggregate amount of perquisites did not exceed $10,000 for any director.

Board Committees

Our Board has two standing committees: the Audit Committee and the Compensation Committee.

Audit Committee

Our Audit Committee met four times between January 1, 2012 and December 31, 2012. The Audit Committee consists of Dr. Tow (Chair) and Messrs. Ashe and Wright. The primary purposes and responsibilities of our Audit Committee are to: (a) assist the Board (i) in its oversight of the integrity of our financial statements, (ii) in its oversight of our compliance with legal and regulatory requirements, (iii) in assessing our independent registered public accounting firm’s qualifications and independence, and (iv) in assessing the performance of our internal audit function and independent registered public accounting firm; (b) appoint, retain or terminate the Company’s independent registered public accounting firm and to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services, if any, to be provided by the independent registered public accounting firm; (c) review the appointment and replacement of the head of our internal audit department; (d) establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by Company employees or any provider of accounting-related services of concerns regarding questionable accounting and auditing matters and review of submissions and treatment of any such complaints; (e) review and approve related party transactions that are required to be disclosed under SEC rules, other than those submitted for approval by a committee of independent directors under the Company’s Related Party Transaction Approval Policy; (f) conduct and review with the Board an annual performance evaluation of the Audit Committee; (g) prepare any report of the Audit Committee required by the rules and regulations of the SEC for inclusion in our annual proxy statement; (h) review and reassess the Audit Committee charter at least annually; and (i) report to the Board on a regular basis. The text of our Audit Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001, Attention: Corporate Secretary.

As discussed above, our Board has determined that each member of our Audit Committee is “independent” within the meaning of the rules of both NASDAQ and the SEC, and that each has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and is able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Our Board has also determined that each of Dr. Tow, Messrs. Ashe and Wright is an “audit committee financial expert” within the meaning of the rules of the SEC.

Our Board has established a procedure whereby complaints or concerns with respect to accounting, internal controls, auditing and other matters may be submitted to the Audit Committee. This procedure is described under “Corporate Governance — Communicating with Our Directors.”

Compensation Committee

Our Compensation Committee met eight times between January 1, 2012 and December 31, 2012. The Compensation Committee consists of Mr. Ashe (Chair) and Dr. Tow. The primary purposes of our Compensation Committee are to: (a) establish our general compensation philosophy and, in consultation with management, oversee the development and implementation of compensation programs; (b) review and approve corporate goals and objectives relevant to the compensation of our Executive Chairman and President and Chief Executive Officer (the “CEO”), evaluate their performance in light of these goals and objectives and determine and approve their compensation based upon that evaluation; (c) make recommendations to the Board with respect to the compensation of our executive officers (other than the Executive Chairman and the CEO) who are required to file reports with the SEC under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (together with the Executive Chairman and the CEO, the “Senior Employees”); (d) approve any new equity compensation plan or material changes to an existing plan; (e) oversee the activities of the committee or committees administering our retirement and benefit plans; (f) in consultation with management, oversee regulatory compliance with respect to compensation matters; (g) determine and approve any severance or similar termination payments to be made to Senior Employees (current or former); (h) determine the components and amount of Board compensation and review such determinations from time to time in relation to other similarly situated companies; (i) prepare any reports of the Compensation Committee to be included in the Company’s annual proxy statement; (j) conduct and review with the Board an annual performance evaluation of the Compensation Committee; and (k) report to the Board on a regular basis, but not less than annually. The Compensation Committee may, in its discretion, delegate a portion of its duties and responsibilities to one or more subcommittees of the Compensation Committee. For example, the Compensation Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Compensation Committee who are (i) “non-employee directors” for the purposes of Rule 16b-3 of the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time. The text of our Compensation Committee charter is available on our website at http://investors.amcnetworks.com/governance.cfm. A copy may be obtained by writing to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary.

The Compensation Committee reviews the performance of the Executive Chairman and CEO, evaluates their performance in light of those goals and objectives and determines and approves the compensation levels for the Executive Chairman and CEO based on this evaluation. In determining the long-term incentive component compensation for the Executive Chairman and CEO, the Compensation Committee considers, among other factors, the Company’s performance, the value of similar incentive awards to executives in similar positions at comparable companies and the awards given to the Executive Chairman and to the CEO in past years.

As discussed above, our Board has determined that each member of our Compensation Committee is “independent” under the rules of NASDAQ.

Compensation Committee Interlocks and Insider Participation

Mr. Ashe and Dr. Tow served as members of the Compensation Committee during 2012. Neither of them is a current or former officer or employee of the Company.

Absence of Nominating Committee

As permitted under NASDAQ rules, we do not have a nominating committee. We believe that it is appropriate not to have a nominating committee because of our stockholder voting structure. Under the terms of our Amended and Restated Certificate of Incorporation, the holders of our Class B Common Stock currently have the right to elect up to 75% of the members of our Board. We believe that creating a committee consisting solely of independent directors charged with responsibility for recommending nominees for election as directors would be inconsistent with the vested rights of the holders of Class B Common Stock under our Amended and Restated Certificate of Incorporation. Instead, our Corporate Governance Guidelines provide a mechanism for the selection of nominees for election as directors by the holders of our Class A Common Stock (“Class A Directors”) and by the holders of our Class B Common Stock (“Class B Directors”). The holders of our Class A Common Stock are currently entitled to elect 25% of the members of our Board. Under our Corporate Governance Guidelines, nominees for election as Class A Directors shall be recommended to the Board by the Class A Directors then in office who were elected by the holders of our Class A Common Stock. Nominees for election as Class B Directors shall be recommended to our Board by the Class B Directors then in office who were elected by the holders of the Class B Common Stock.

Other Committees

In addition to standing committees, pursuant to the Company’s Related Party Transaction Approval Policy, in 2011, the Board established an independent committee (the “Independent Committee”). The Independent Committee consists of Mr. Ashe and Dr. Tow. The Independent Committee met four times between

January 1, 2012 and December 31, 2012. The Independent Committee is responsible for reviewing and approving or taking such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person,” as defined in Item 404 of Regulation S-K of the Securities and Exchange Commission (“Item 404”), on the other hand, has or will have a direct or indirect material interest. Similarly, the Independent Committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and Cablevision and its subsidiaries or The Madison Square Garden Company and its subsidiaries, on the other hand, to the extent involving amounts in excess of the dollar threshold set forth in Item 404. See “Related Party Transaction Approval Policy.”

In connection with the settlement of the litigation with DISH Network L.L.C. (“DISH Network”) regarding Voom HD Holdings LLC (“Voom HD”) on October 21, 2012, the Audit Committee established a subcommittee of the Audit Committee on November 6, 2012 to be responsible for considering and approving the allocation of the proceeds received from such settlement in accordance with the VOOM Litigation Agreement, dated June 6, 2011 (the “VOOM Litigation Agreement”), that the Company entered into with Cablevision’s subsidiary, CSC Holdings, LLC (“CSC Holdings”). The subcommittee consists of Messrs. Ashe and Wright. The subcommittee met four times between January 1, 2012 and December 31, 2012. On April 8, 2013, the Company entered into an agreement with Cablevision, which allocated the proceeds received pursuant to the settlement.

Our Amended By-Laws permit us to form an Executive Committee of the Board which would have the power to exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, except as limited by the Delaware General Corporation Law. Our Board has not formed an Executive Committee, although it could do so in the future.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, comprised of independent members of the Board, has appointed KPMG LLP as our independent registered public accounting firm (the “independent auditors”) with respect to our operations for 2013. KPMG LLP will audit our financial statements for 2013. Representatives of KPMG LLP will be present at the annual meeting to answer appropriate questions and to make a statement if they desire.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our organizational documents, the Board is submitting the selection of KPMG LLP to our stockholders for ratification because we believe it is a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered a recommendation to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. Approval of this proposal requires the favorable vote of the majority of the votes cast by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class. In accordance with our Amended and Restated Certificate of Incorporation, holders of Class A Common Stock will have one vote per share and holders of Class B Common Stock will have ten votes per share.

The Board unanimously recommends that you vote FOR this proposal.

AUDIT COMMITTEE MATTERS

The following table provides information about fees for services rendered by KPMG LLP, our independent registered public accounting firm, in 2012 and 2011:

	2012	2011
Audit fees (1)	$1,576,269	$1,680,846
Audit-related fees (2)	$388,900	$198,000
Tax fees (3)	$136,587	$40,074
All other fees	—	—

(1)	Audit fees billed to and incurred by the Company consist of (i) services for work arising from the Company’s 2012 and 2011 financial statement audits, including the integrated audit of internal control over financial reporting as of December 31, 2012, (ii) statutory and separate Company audits of the financial statements of certain Company subsidiaries, and (iii) reviews of the Company’s unaudited interim consolidated financial statements for quarterly periods beginning June 30, 2011. Fees billed for 2011 include intercompany charges received by the Company from Cablevision of $716,500 for the allocable portion of KPMG LLP’s audit and audit-related fees.

(2)	Audit-related fees billed to the Company consisted principally of services relating to filings with the SEC and agreed upon procedures.

(3)	Tax fees billed to the Company consisted of fees for advisory services relating to state and federal tax matters and compliance services.

The Audit Committee’s pre-approval policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman provided that any such services are subsequently ratified by the entire Audit Committee. All of the services for which fees were disclosed under “Audit-related fees” and “Tax fees” in the table above were pre-approved under the Audit Committee’s pre-approval policy.

REPORT OF AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has a full-time Internal Audit department that reports to the Audit Committee and management. This department is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal control.

The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed under the auditing standards of the PCAOB, including the matters required by the PCAOB’s Codification of Statement No. 61. Finally, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Communication with Audit Committees Concerning Independence, as adopted by the PCAOB in Rule 3526, and has discussed with the auditors the auditors’ independence. All audit and non-audit services performed by the independent registered public accounting firm must be specifically approved by the Audit Committee or a member thereof.

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee has discussed with the Company’s Internal Audit department and the independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee meets with the Senior Vice President, Internal Audit and SOX, and representatives of the independent registered public accounting firm, in regular and executive sessions, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Based upon the reports, review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2012 filed with the SEC.

Members of the Audit Committee

Leonard Tow (Chair)

Neil M. Ashe

Robert C. Wright

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

AMC Networks compensates its named executive officers through salary, bonus, long-term incentive awards, and fringe benefit programs. Our annual and long-term incentive programs provide performance-based incentives for our management that are tied to key financial measures that we believe drive stockholder value and reward sustained achievement of our key financial goals.

This Compensation Discussion and Analysis presents historical and current information and analysis related to the compensation programs for our named executive officers. For purposes of this Compensation Discussion and Analysis, Messrs. Charles F. Dolan, Joshua W. Sapan, Edward A. Carroll, Sean S. Sullivan and James G. Gallagher are referred to collectively as our named executive officers (“NEOs”). This Compensation Discussion and Analysis provides a description of the specific arrangements that the Company has in place for its NEOs as well as a discussion of our compensation philosophy for the NEOs in 2012.

The historical compensation information presented in our Summary Compensation Table for fiscal year 2010 and the first six months of 2011, prior to the Distribution, for Messrs. Sapan, Carroll, Sullivan and Gallagher is based upon services rendered by these executives, each of whom was an executive of Rainbow Media Holdings LLC while it was a subsidiary of Cablevision. The services rendered by these executives in 2010 and the first six months of 2011 were, in some instances, in capacities not equivalent to the positions in which they are currently serving the Company or our subsidiaries. The historical compensation information for 2010 and the first six months of 2011 was therefore not necessarily indicative of the compensation amounts, philosophy or benefits these individuals, or other executive officers of our Company, receive as executive officers of the Company as a separate public company. Mr. Dolan was a named executive officer of Cablevision in 2010 and 2011. The historical compensation information presented in our Summary Compensation Table for Mr. Dolan for fiscal year 2010 is based upon his services to, and compensation received from, Cablevision, and for all of fiscal year 2011 is based upon his services to, and compensation received solely from, the Company after the Distribution. The historical compensation Mr. Dolan received from Cablevision is not comparable to the compensation he received from the Company. All of the information set forth in this proxy statement relating to Cablevision compensation amounts and benefits has been provided by Cablevision or has otherwise been obtained from Cablevision’s public filings with the SEC. With respect to 2012 compensation, we have presented information below under “Elements of In-Service Compensation” and “Executive Compensation Tables — Employment Agreements” concerning the compensation that Messrs. Dolan, Sapan, Carroll and Sullivan received from the Company under employment agreements which each officer entered into with the Company.

Overview of Executive Compensation Program

Our executive compensation program is administered by our Compensation Committee. The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee: (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our Executive Chairman and the President and CEO, evaluates their performance in light of those goals and objectives and determines and approves their respective compensation level based on this evaluation; (3) makes recommendations to our Board with respect to the compensation of our other executive officers who are required to file reports with the SEC under Section 16(a) of the Exchange Act, subject to further approvals or determinations of the Compensation Committee to achieve compliance with Rule 16b-3 under the Exchange Act and Code Section 162(m); (4) oversees the activities of the committee or committees administering our retirement and benefit plans; and (5) administers our stockholder-approved compensation plans. For more information about the Compensation Committee, please see “Board of Directors — Board Committees — Compensation Committee.”

Compensation Consultant

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee utilizes the services of a compensation consultant to assist in determining whether the elements of our executive compensation program are reasonable and consistent with our objectives.

In August 2011, after a full review and selection process, the Compensation Committee engaged Pay Governance LLC (the “compensation consultant”) to serve as its independent compensation consultant. The compensation consultant reports directly to our Compensation Committee, and, at the request of the Compensation Committee, the compensation consultant meets with members of our management from time to time for purposes of gathering information on management proposals and recommendations to be presented to our Compensation Committee.

The following is a description of the services provided by the compensation consultant as the Compensation Committee’s consultant:

•	Attended all Compensation Committee meetings;

•	Provided information, research and analysis pertaining to the executive compensation program for 2012;

•	Regularly updated the Compensation Committee on market trends, changing practices and legislation pertaining to compensation;

•	Assisted the Compensation Committee in making pay determinations for the Executive Chairman and the President and Chief Executive Officer and the other executive officers;

•	Advised on the design of the executive compensation program and the reasonableness of individual compensation targets and awards; and

•	Provided advice and recommendations that incorporated both market data and Company-specific factors.

During 2012, the compensation consultant provided no other services to the Company.

The Compensation Committee believes that the compensation consultant’s work did not raise any conflict of interest during 2012. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rules regarding compensation advisor independence. Although such independence rules are not applicable to the Company because it is a controlled company, the Compensation Committee believes that the compensation consultant nonetheless satisfies the independence factors provided in such rules.

Role of Executives in Determining Compensation

The Compensation Committee reviews the performance and compensation of the Executive Chairman and the President and Chief Executive Officer and, following discussions with the compensation consultant, establishes each of their compensation. The management of the Company assists the Compensation Committee and the compensation consultant as described in this Compensation Discussion and Analysis, and provides to the Compensation Committee, either directly or through the compensation consultant, management’s recommendations on the compensation for executive officers other than the Executive Chairman and the President and Chief Executive Officer. Other members of management provide support to the Compensation Committee as needed. Based upon a review of performance and historical compensation, recommendations and information from members of management, and discussions with the compensation consultant, the Compensation Committee determines and approves compensation for the executive officers.

Executive Compensation Program Objectives and Philosophy

The Company is a media business comprised of dynamic and powerful brands. In support of its business objectives, the Company places great importance on its ability to attract, retain, motivate and reward experienced executive officers who can continue to achieve strong financial, operational and stock performance. The Company strives to do so by developing executive compensation policies and programs that are consistent with, explicitly linked to, and supportive of, the strategic objectives of growing the Company’s businesses and maximizing stockholder value.

The following principles describe the key objectives of our executive compensation program:

•

the majority of compensation for the Company’s executive officers should be at risk and based on the performance of the Company, so that actual compensation levels depend upon the Company’s actual performance as determined by the Compensation Committee;

•	incentive compensation of the Company’s executive officers should focus more heavily on long-term rather than short-term accomplishments and results;

•	equity-based compensation should be used to align the interests of our executive officers with our stockholders’ interests; and

•

the overall executive compensation program should be competitive, equitable and structured so as to ensure the Company’s ability to attract, retain, motivate and reward the talented executives who are essential to the Company’s continuing success. Total direct compensation, rather than individual compensation elements, is the Compensation Committee’s focus in providing competitive compensation opportunities.

In designing the executive compensation program, the Compensation Committee seeks to fulfill these objectives by maintaining appropriate balances among: (1) short-term and long-term compensation; (2) cash and equity compensation; and (3) performance-based and non-performance-based compensation.

As a result, the primary elements of compensation provided to our executive officers are base salary, an annual cash performance bonus and long-term incentive awards in the form of restricted stock units and cash performance awards that typically cliff vest in three years. We target the elements of our compensation so that at least 65% of total compensation for our NEOs consists of an annual performance-based cash bonus and long-term incentive awards. In this way, a significant portion of the value ultimately realized by the executive depends upon the Company’s performance and can be considered at-risk compensation.

Compensation Practices and Policies

General

The following discussion describes the practices and policies implemented by the Compensation Committee in 2012. As discussed in greater detail below under “Executive Compensation Tables — Employment Agreements,” much of the NEOs’ compensation is covered by employment agreements, which, in the case of Messrs. Dolan and Sapan, were entered into in connection with the Distribution and approved by Cablevision’s compensation committee. An employment agreement with Mr. Carroll, which expired on April 15, 2013, was entered into prior to the Distribution. On April 19, 2013, the Company entered into a new employment agreement with Mr. Carroll replacing his prior employment agreement. An employment offer letter with Mr. Sullivan, which expired on September 10, 2012, was entered into prior to the Distribution. In March 2013, the Company entered into new employment agreements with Messrs. Sullivan and Gallagher.

The Compensation Committee believes that our executive compensation program is tailored to our business strategies, aligns pay with performance and reflects competitive practices regarding executive compensation. At our 2012 annual meeting of stockholders, we held our first stockholder advisory vote on the compensation of our NEOs and our stockholders approved our 2011 executive compensation program. The Compensation Committee has considered the results of the vote on our 2011 executive compensation program and concluded that the program continues to provide a competitive pay-for-performance package that effectively incentivizes our NEOs and encourages long-term retention. Consistent with the results of the advisory vote on the frequency of the stockholder advisory vote on executive compensation held at the 2012 annual meeting of stockholders, we have determined to conduct an advisory vote on executive compensation every three years, as permitted under SEC rules, and intend to hold the next such advisory vote at our 2015 annual meeting. The Compensation Committee will continue to consider stockholder views about our core compensation principles and objectives when determining executive compensation.

Performance Objectives

As described below under “Elements of In-Service Compensation,” the Company grants performance-based incentive compensation as an important element of executive compensation.

Generally, the performance metrics for the Company’s incentive compensation have been based on the Company’s net revenues, adjusted operating cash flow, or “AOCF,” and free cash flow. The Company defines AOCF, which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit, and restructuring expense or credit. Because it is based on operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. AOCF is based upon the AOCF of the Company excluding the cost of the Company’s long-term incentive program that is included as an expense of the Company’s reporting segments. Free cash flow (as defined in the performance metrics) is a non-GAAP financial measure and means the combined AOCF of the Company, less the difference between cash payments for program rights and the amortization of such rights accounted for in AOCF.

The Company considers these performance measures to be key measures of the Company’s operating performance. At the time of grant of an award, the performance measures used may contemplate certain potential future adjustments and exclusions.

Tally Sheets

The Compensation Committee has reviewed tally sheets setting forth all components of compensation payable, and the benefits accruing, to the NEOs for 2012, including all cash compensation, perquisites and the current value of outstanding equity-based awards. The Compensation Committee considers the information presented in the tally sheets in determining future compensation.

Benchmarking

As part of the Compensation Committee’s review of 2012 compensation, the compensation consultant assisted the Compensation Committee in: (1) determining a peer group to be used for competitive comparisons; (2) assessing executive compensation in comparison with the peer group and in light of the Company’s performance; and (3) reviewing the Company’s equity and cash-based executive incentive programs, taking into account evolving market trends.

To ensure we provide compensation comparable to that offered by other leading companies in our industry, we compare the Company’s executive compensation levels against a relevant peer group of companies. The Compensation Committee, with the assistance of the compensation consultant, selected the following companies to comprise its peer group for 2012: Discovery Communications, Inc., Scripps Networks Interactive,

Inc., Lions Gate Entertainment Corp., DreamWorks Animation SKG Inc., Crown Media Holdings Inc., Electronic Arts Inc., SIRIUS XM Radio Inc., and Take-Two Interactive Software Inc. This peer group differs from that used in the stock performance graph contained in the Annual Report on Form 10-K. Due to the fact that only a few of the companies in our peer group had an executive serving as a chief operating officer, the Compensation Committee also considered a supplemental reference group for the Company’s Chief Operating Officer role, which included business unit executives at Black Entertainment Television LLC, Cable News Network, the Walt Disney Company, Home Box Office, Inc., NBC Universal Media LLC and Time Warner Inc. In addition, the Compensation Committee considered internal and external sources of information to determine the appropriate level and mix of compensation. In order to obtain a general understanding of current compensation practices, the Compensation Committee considered multiple broad-based compensation surveys prepared by a variety of different compensation firms and industry groups.

In connection with the review of 2012 compensation, the compensation consultant presented to the Compensation Committee a comparison of total direct compensation and each of its components with the median in its peer group. In its review, the compensation consultant noted that there was limited market information regarding the role and compensation of the Executive Chairman in its peer group. The Compensation Committee further considered that the Company’s founder and Executive Chairman, Mr. Charles F. Dolan, plays a unique and important role in setting the strategic direction of the Company in addition to his role on the Board. The Compensation Committee also considered that Mr. Dolan is an executive officer of Cablevision. The Compensation Committee did not change any of the applicable compensation amounts in Mr. Dolan’s employment agreement which was entered into prior to the Distribution and approved by the Cablevision compensation committee prior to the Distribution. The compensation consultant compared Mr. Dolan’s total target compensation to that received by other executive chairmen of other similar sized companies who were significant shareholders of their companies and found that Mr. Dolan’s total target compensation was slightly above the 50th percentile of this group.

In connection with its review of 2012 compensation, the Compensation Committee set a general guideline for target total direct compensation, over time, at a range from the median to the 75th percentile of the peer group, reserving for the Compensation Committee the flexibility to recognize differences by individual. The Compensation Committee believes that this range was appropriate in light of the competitive nature of the Company’s businesses as well as the Company’s performance. The Compensation Committee believes that these guidelines for target total direct compensation provide a useful point of reference, along with the other factors described above, in administering the Company’s executive compensation program. Messrs. Carroll’s and Sullivan’s total direct compensation in 2012 were below the median of the peer group. Messrs. Gallagher’s and Sapan’s total direct compensation in 2012 were at approximately the median of the peer group.

In connection with the Company entering into new employment agreements with Messrs. Carroll, Sullivan and Gallagher, the Compensation Committee increased the base salaries for Messrs. Carroll, Sullivan and Gallagher for 2013 by approximately 6%, 4% and 4%, respectively. The Compensation Committee also increased Mr. Carroll’s target annual incentive award, equal to a percentage of his base salary, from 100% to 115%. In addition, the Compensation Committee increased the long-term incentive grants of Messrs. Carroll, Sullivan and Gallagher. As a result of these changes, the Compensation Committee believes that, for 2013, the total compensation of Messrs. Carroll, Sullivan and Gallagher will be at or slightly above the median of each executive’s respective peer group. For a description of the terms and provisions of the employment agreements, see “Executive Compensation Tables — Employment Agreements”.

Overview of 2012 Performance and Executive Compensation

In determining compensation for 2012, the Compensation Committee considered the strong growth the Company achieved during its first full fiscal year as a newly formed public company. The Company achieved AOCF growth of 5.4% and net revenue growth of 13.9%.

The Company continued its strategy of increasing its investment in its original programming and other content that fits our core business and brand portfolios to continue to drive ratings growth at our networks. As a result, we successfully developed outstanding original programming and significantly increased our ratings at our networks. This allowed us to grow our advertising revenues, deliver audiences for our advertising partners and position ourselves well for future growth in advertising revenues, which represent approximately 39% of our 2012 total net revenues.

In 2012, the Company’s series, “The Walking Dead,” became the first cable television series to record the highest ratings for the Fall broadcast season among the Adult 18-49 demographic, surpassing all broadcast and cable entertainment series.

The Company also expanded its distribution of content through new and existing platforms and expanded our relationships with our affiliates and other partners, leading to growth in our distribution revenues.

The Company significantly improved its debt maturity profile and secured upgrades from Moody’s and S&P as a result of strengthening its balance sheet.

During 2012, our Class A Common Stock generated a total shareholder return of 31.7% compared to the total shareholder return of the S&P 500 Index over the same period of 13.4%.

The efforts and leadership of our senior management team, including our NEOs, remain critical to our accomplishments and allowed us to continue to successfully navigate difficult economic conditions and produce results that strengthened our business, delivered strong financial performance and created value for our stockholders. During 2012, we continued to perform well on both an absolute basis and relative to our peers and we remain well positioned to capitalize on future opportunities. These accomplishments provide significant context for our pay-for-performance approach and the key compensation decisions made by our Compensation Committee in 2012.

Elements of In-Service Compensation

Our executive compensation philosophy is reflected in the principal elements of our executive compensation program, each of which is important to the Company’s ability to attract, retain, motivate and reward highly-qualified executive officers. The compensation program included the following key elements for 2012: base salary; annual cash incentives; long-term incentives; retirement, health and welfare and other benefits, which are generally provided to all other eligible employees; and additional executive benefits, including post-termination compensation under certain circumstances as described below. A significant percentage of total direct compensation is allocated to incentive compensation in accordance with the Compensation Committee’s philosophy as described above. The Compensation Committee reviews historical Company compensation, other information provided by the compensation consultant and other factors, such as experience, performance and length of service to determine the level and mix of compensation for executive officers, by position and grade level, that the Compensation Committee has deemed appropriate. The allocation between cash and equity compensation and short-term and long-term compensation is designed to provide a combination of fixed and at-risk compensation that is related to the achievement of the Company’s short-term and long-term objectives.

Mr. Dolan is also employed by Cablevision, as its Chairman. Mr. Dolan is separately compensated by Cablevision with respect to such employment.

Base Salaries

Our Compensation Committee is responsible for setting the base salaries of the executive officers, which are intended to compensate the NEOs for the day-to-day services performed for the Company. Base salaries for these executives have been set at levels that are intended to reflect the competitive marketplace in attracting and retaining quality executives. Each of the employment agreements of our NEOs contains a minimum base salary level. For information regarding these minimum base salary levels, please see “Executive Compensation Tables — Employment Agreements” below. The Compensation Committee currently reviews the salaries of the executive officers no less frequently than on an annual basis. The Compensation Committee evaluates each executive’s performance and experience and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its discretion, may increase base salaries for the executive officers over time. During 2012, Messrs. Sullivan and Gallagher were granted base salary increases of 8% and 11%, respectively, effective as of January 1, 2012. For 2012, Messrs. Dolan, Sapan and Carroll did not receive any base salary increase. The annual base salaries paid to the NEOs in 2012 were as follows: Mr. Dolan — $400,000; Mr. Sapan — $1,280,000; Mr. Carroll — $1,035,500; Mr. Sullivan — $630,000; and Mr. Gallagher — $500,000. See footnote 1 to “Executive Compensation Tables — Summary Compensation Table” for a more detailed discussion of the 2012 base salaries. With respect to Messrs. Sullivan and Gallagher, each received a base salary increase effective as of January 1, 2012 that is above the typical range granted to the Company’s employees, reflective of the increased responsibilities that each of them has as a result of the Company becoming a public company following the Distribution and to more closely align their total direct compensation with similar executives in our peer group.

Annual Cash Incentives

Under our executive compensation program, annual incentive awards are made to executive officers and certain other members of management. Annual incentive awards are designed to link executive compensation directly to the Company’s performance and provide incentives and rewards for excellent business performance during the year. For the NEOs and other individuals that the Compensation Committee determines may be covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), 2012 bonuses were granted under the Company’s Amended and Restated 2011 Cash Incentive Plan (the “CIP”), a plan approved by the Company’s stockholders at the annual meeting of stockholders held on June 5, 2012 and administered by the Compensation Committee. See “Tax Deductibility of Compensation,” below. For all other members of management, 2012 bonuses were granted under the Company’s management performance incentive program (“MPIP”) administered by the Compensation Committee.

Each annual incentive award-eligible employee is assigned a target annual incentive award equal to a percentage of that employee’s annual base salary. For 2012, target bonuses were set as a percentage of the base salary earned during 2012.

The target annual incentive awards are determined based upon the applicable employee’s position, grade level, responsibilities, and historical and expected future contributions to the Company. In addition, each of the employment agreements of Messrs. Dolan, Sapan, Carroll and Sullivan contains a target annual incentive award level. For information regarding these target annual incentive award levels, see “Executive Compensation Tables — Employment Agreements,” below. The Compensation Committee currently reviews the target bonus levels of the executive officers, and going forward will do so no less frequently than on an annual basis. The Compensation Committee evaluates each such executive’s performance and experience, and based on their performance and in accordance with the terms of the employment agreements, the Compensation Committee, in its sole discretion, may set target annual incentive award levels for the executive officers. Target bonuses for 2012 (expressed as a percentage of annual base salary) were as follows: Mr. Dolan — 175%; Mr. Sapan — 200%; Mr. Carroll — 100%; Mr. Sullivan — 75%; and Mr. Gallagher — 60%.

The payment of the 2012 incentive awards under the CIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee. Any such performance objective is subject to various adjustments such as acquisitions and dispositions and investments in new business ventures. The performance metrics were designed to achieve tax deductibility under Code Section 162(m). Upon achievement of the performance objective(s), each NEO would be eligible to receive payment of an incentive bonus equal to the lesser of $10 million and two times the executive’s target annual incentive award, subject to the Compensation Committee’s discretion to reduce the award. In general, under the CIP, regardless of whether the Company achieves, exceeds or fails to achieve its target performance objective(s), the Compensation Committee has the discretion only to decrease annual incentive awards if the Company wishes to preserve the Code Section 162(m) deduction. In order for the NEOs to be eligible to receive the 2012 annual cash incentive award, the 2012 AOCF of the business units needed to exceed $397,541,000. On March 12, 2013, the Compensation Committee certified the awards as achieved by virtue of the 2012 AOCF (as defined in the performance metrics) of the business units equaling approximately $465,417,000. The Compensation Committee applied negative discretion under the CIP to bring payouts generally in line with calculated payouts under the MPIP for individuals who hold corporate positions (as described below). On March 15, 2013, the 2012 annual incentive awards were paid by the Company to the NEOs as follows: Mr. Dolan — $973,000; Mr. Sapan — $3,558,400; Mr. Carroll — $1,439,345; Mr. Sullivan — $655,872; and Mr. Gallagher — $416,198.

The payment of annual incentive awards under the MPIP is conditioned upon the satisfaction of one or more performance objectives established by the Compensation Committee depending upon the applicable eligible employee’s specific business unit. For 2012, under the MPIP, these performance objectives related to an assessment of business unit performance against goals, strategies, operating performance, five-year plan and growth initiatives. For individuals who hold corporate positions at the Company, the MPIP performance objectives were predominantly based on company-wide achievement of the performance metrics. Bonuses awarded under the MPIP may also be adjusted based on recipients’ individual performances. To the extent the Company exceeds or falls short of the MPIP performance objectives, eligible employees may receive payments greater than or less than their target annual incentive award.

Long-term Incentives

Our executive compensation program is designed to achieve the objectives described above under “Executive Compensation Program Objectives and Philosophy.” Our long-term incentive program in 2012 for all executives consisted of two elements: restricted stock units and cash performance awards. These long-term incentives are awarded to members of management based upon each individual’s grade level. Except for Messrs. Dolan and Sapan, who receive long-term incentive awards comprised of 40% of the value in restricted stock units and 60% of the value as cash performance awards, these long-term incentive awards granted to the other NEOs are comprised of approximately 50% of the value in restricted stock units and approximately 50% of the value as cash performance awards.

We believe that restricted stock units provide the NEOs with an incentive to improve the Company’s stock price performance and indicate direct alignment with stockholders’ interests, as well as the potential for a continuing stake in the long-term success of the Company. We also believe that our cash performance awards provide strong incentives for the NEOs to help the Company achieve specific long-term financial objectives. In addition, because these awards vest in their entirety on the third anniversary of the grant date (i.e., cliff vesting), we believe these awards provide strong incentives for the executives to remain with the Company.

Restricted Stock Units

Under our executive compensation program, long-term incentive grants of restricted stock units (“RSUs”) are made to executive officers and certain other members of management pursuant to the Company’s Amended and Restated 2011 Employee Stock Plan (the “Employee Stock Plan”). For 2012, the Compensation Committee determined to award RSUs in lieu of restricted stock as it believes that RSUs provide the Company more flexibility. The RSUs granted to the NEOs also include a performance vesting condition. See below “Tax Deductibility of Compensation” for a discussion on IRS Code Section 162(m). Under the current executive compensation program, RSU awards will cliff vest on the third anniversary of the date of grant, subject to the attainment of the performance vesting conditions, so long as the recipient is continuously employed until such date.

One effect of the cliff-vesting of RSUs under our long-term incentive plan is that each of our NEOs maintains significant holdings of Company stock at all times.

On March 15, 2012, the Company granted RSUs to the NEOs in the following amounts: Mr. Dolan —7,986 RSUs; Mr. Sapan — 46,229 RSUs; Mr. Carroll — 22,183 RSUs; Mr. Sullivan — 11,091 RSUs; and Mr. Gallagher — 6,655 RSUs. All such 2012 RSUs will vest on March 15, 2015, as long as the recipient is continuously employed until such date and the performance objectives are attained. The performance condition relating to the RSUs requires the Company to achieve a 1% target rate of growth in AOCF (relative to 2011) in any of the three fiscal years 2012, 2013 and 2014. This Company performance requirement was met in 2012. Additional information regarding RSUs for the NEOs during 2012 is set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table under “Executive Compensation Tables” below. More information regarding other equity grants for the NEOs appears in the Outstanding Equity Awards at December 31, 2012 table under “Executive Compensation Tables” below.

Cash Performance Awards

2012 Cash Performance Awards

Our current executive compensation program contemplates annual grants of three-year cash performance awards, under the Company’s CIP, to executive officers and other members of management to be earned on the basis of long-term performance of the Company relative to pre-established financial goals. The Compensation Committee sets the performance objectives for each award in the first quarter of the year of grant. Each recipient is eligible to receive a specified dollar amount, depending on the employee’s grade level, to the extent that the Company’s target performance objectives are achieved and the recipient is continuously employed through the payment date.

On March 15, 2012, the Company granted cash performance awards to the NEOs in the following target amounts: Mr. Dolan — $540,000; Mr. Sapan — $3,126,000; Mr. Carroll — $1,000,000; Mr. Sullivan — $500,000; and Mr. Gallagher — $300,000. All such 2012 cash performance awards will vest on March 15, 2015, as long as the recipient is continuously employed until such date. The 2012 performance awards will be payable in 2015 if the Company achieves specified targets of increased net revenues, AOCF and free cash flow determined by calculating the average of the net revenues, AOCF and free cash flow of the Company earned in 2012, 2013 and 2014. These targets are intended to measure the Company’s ongoing operating performance and are subject to various adjustments including for certain impacts of the Distribution such as the elimination of management fees and corporate allocations to Cablevision and the inclusion of costs to operate our business as a separate, stand-alone public entity, as well as acquisitions and dispositions and investments in new business initiatives and exclude all charges for long-term performance-based compensation. In determining achievement of the 2012 performance awards, average net revenues, average AOCF and average free cash flow are weighted at 30%, 50% and 20%, respectively. These awards provide for a potential payout on a sliding scale such that the actual payment may range from zero (if average net revenues, average AOCF and average free cash flow fail to reach at least 90% of the targets) to 200% (if, for example, average net revenues equal or exceed 110% of the target, average AOCF equals or exceeds 110% of the target and average free cash flow equals or exceeds 110% of the target).

Because the targets for the 2012 awards have been derived from the Company’s confidential strategic plan, which is not disclosed publicly for competitive reasons, we do not believe it is appropriate to disclose specific numerical targets. Disclosure of these targets could provide information that could lead to competitive harm. We believe that our strategic plan, and consequently the targets set for the performance awards, is ambitious and reflects desired above-market performance. In determining the threshold levels of performance, the following factors were considered: the Company’s strategic plans and the degree of difficulty in achieving the targets, including a comparison of the strategic plans with analysts’ published projections of our growth as well as the projected growth of some of our competitors. The 2012 performance awards include a sliding scale of payouts based upon the achievement over the next three years of certain levels of average net revenues, average AOCF and average free cash flow. The Compensation Committee believes that the lowest levels on the sliding scale of the 2012 awards should be achieved, although there can be no assurance this will occur.

The Compensation Committee has the authority to amend or waive the performance targets under the 2012 awards and to make interpretations thereof and adjustments thereto.

Adjustment of 2010 Cash Performance Awards

As disclosed in the Company’s 2012 Proxy Statement, immediately prior to the Distribution, approximately 40 employees of the Company (including the NEOs) held Cablevision three-year cash performance awards that had been granted in 2010 and were based on Cablevision performance objectives. Under the Employee Matters Agreement, the Company is responsible for the costs of these awards (other than for awards held by Mr. Dolan).

On February 28, 2012, the Company was advised that there was unlikely to be a payout under the Cablevision 2010 cash performance awards. The Compensation Committee, after consultation with the compensation consultant, concluded that it was undesirable to have a significant element of the compensation of its senior executives (other than Mr. Dolan) and other employees based on performance objectives that were predominantly unrelated to the performance of the Company. The Compensation Committee also believed it was inequitable to have its senior executives and other employees receive no payout under these performance awards if the Company (and its predecessor, the Rainbow segment of Cablevision) would have met or exceeded performance objectives under the model used to establish the original Cablevision performance objectives. Accordingly, the Compensation Committee requested that the Cablevision compensation committee replace the 2010 Cablevision performance objectives with the original 2010 performance objectives of the Company, which had been provided to Cablevision in 2010 and had been integrated into the original 2010 Cablevision performance objectives. On March 13, 2012, the Cablevision compensation committee amended the 2010 cash performance awards held by employees of the Company, including Messrs. Sapan, Carroll, Sullivan and Gallagher (but not Mr. Dolan), as requested by the Compensation Committee.

These cash performance awards were earned at the end of 2012 and paid in March 2013. The amount earned under these awards was based on achievement by the Company of certain levels of incremental net revenues and AOCF from 2010 to 2012, subject to certain adjustments to reflect changes in the Company’s business and other factors over the course of the award measurement period, including to account for acquisitions of or investments in new businesses and changes in the application of GAAP. We refer to incremental net revenues and incremental AOCF, as so adjusted for purposes of performance awards, as “Award-Adjusted Incremental Net Revenue” and “Award-Adjusted Incremental AOCF,” respectively. Amounts earned under the 2010 cash performance awards were based on achievements against target Award-Adjusted Incremental Net Revenue of $333,441,000 and target Award-Adjusted Incremental AOCF of $138,871,000. For the period between 2010 and 2012, Award-Adjusted Incremental Net Revenue was $388,252,000 and Award-Adjusted Incremental AOCF was $140,107,000. Each of these measures was weighted equally for purposes of determining amounts earned under these cash performance awards. Under the sliding-scale payout described above, this resulted in a payout of 102.7% of the targeted amount for cash performance awards granted in 2010. Accordingly, in March, 2013, the Company’s Compensation Committee determined that the performance objectives for the 2010 cash performance awards had been met. Based on the certification by the Company’s Compensation Committee that the performance objectives for the 2010 cash performance awards had been met, the Cablevision compensation committee certified performance and authorized the payment of such awards. The amounts paid to Messrs. Sapan, Carroll, Sullivan and Gallagher in respect of such awards are set forth below in the Summary Compensation Table.

Other Outstanding Awards

In addition to the long-term incentive awards described above, certain of our executives (including the NEOs) have outstanding equity awards that were granted by Cablevision in connection with their service as employees of Cablevision prior to the Distribution. Grants of any such equity awards received by the NEOs (other than Mr. Dolan) are set forth in the Outstanding Equity Awards at December 31, 2012 table under “Executive Compensation Tables” below and are discussed in greater detail under “Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards” below. The outstanding Cablevision equity-based awards held by Mr. Dolan are not included in the Outstanding Equity Awards at December 31, 2012 table because these awards remain subject to his continued service to Cablevision.

Benefits

Our executive officers are generally eligible to participate in the same retirement plans, health and welfare benefit plans and other voluntary benefit plans made available to other benefits-eligible employees of the Company, including, for example, medical, dental, vision, life insurance and disability coverage. Notwithstanding the foregoing, Mr. Dolan does not participate in certain Company benefit plans, including the Company’s defined contribution plan and the Company’s medical, dental and vision plans. Mr. Dolan receives pension and health benefits from Cablevision.

Defined Contribution Plans

For 2012, the Company’s employees, including executive officers, participated in the Cablevision 401(k) Savings Plan, a tax qualified retirement savings plan. Under this plan, participating employees, including executive officers, may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches 100% of the first 3% of eligible pay and 50% of the next 2% of eligible pay contributed by participating employees. In addition, the Company provides a 4% profit sharing contribution based on the employee’s salary. The Company matching contributions are subject to vesting limitations for the first three years of employment.

In addition, for 2012, certain of the Company’s employees, including executive officers, participated in the Cablevision Excess Savings Plan, a non-qualified deferred compensation plan offered to certain employees, including executive officers, who are restricted by the applicable IRS annual compensation limitation and/or the pre-tax income deferral limitation. More information regarding the Cablevision Excess Savings Plan is provided in the Nonqualified Deferred Compensation table under “Executive Compensation Tables” below. Matching contributions made by the Company under the Cablevision 401(k) Savings Plan and the Cablevision Excess Savings Plan and allocations under the defined contribution portion of the Nonqualified Supplemental Benefit Plan on behalf of the NEOs (other than Mr. Dolan) are set forth in the Summary Compensation Table under “Executive Compensation Tables” below.

Other

In addition to the standard life insurance available to all Company employees (based on a multiple of base salary, up to a $4,000,000 cap on the total amount of life insurance), Cablevision had purchased whole life insurance policies for certain current and former senior executives of Cablevision, including Mr. Sapan. The policies originally provided coverage (before the application of any dividends to purchase increased insurance) in the amount of the greater of three times the individual’s annual base salary as in effect in 1996 or the estimated death benefit provided under previous policies. As of the most recent anniversary date, the policy for Mr. Sapan provided an estimated death benefit of $1,304,266. Information regarding premiums paid with respect to Mr. Sapan is set forth in the Summary Compensation Table below. Upon the Distribution Date, the Company assumed responsibility for the payment of premiums with respect to Mr. Sapan, to the extent necessary.

Perquisites

Following the Distribution, the Company has adopted a policy that it generally will not provide perquisites to its executive officers. During 2012, the aggregate value of perquisites received by each of Messrs. Sapan, Carroll, Sullivan and Gallagher by the Company was below $10,000.

Post-Termination Compensation

We believe that post-termination benefits are integral to the Company’s ability to attract and retain qualified executives.

Under certain circumstances, payments or other benefits may be provided to employees upon the termination of their employment with the Company. These may include payments or other benefits upon a termination by the Company without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or a going-private transaction. With respect to the NEOs, the amounts and terms of such payments and other benefits (including the definition of “cause” and “good reason”) are governed by each NEO’s employment agreement and any applicable award agreements. The Company award agreements regarding various long-term incentives address employment termination events, including the circumstances upon which vesting, payment and/or forfeiture of all or a portion of the long-term incentives may be accelerated. If an executive’s employment agreement with the Company refers to the treatment of any award upon a triggering event, the particular award agreement does not supersede the terms of the employment agreement unless otherwise provided. Post-termination compensation is discussed in greater detail in “Executive Compensation Tables — Employment Agreements” and “Executive Compensation Tables — Termination and Severance” below.

Tax Deductibility of Compensation

Code Section 162(m) establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to the chief executive officer and the next three most highly paid NEOs (other than the chief financial officer) in a taxable year. This limitation does not apply to any compensation that is “qualified performance-based compensation” under Code Section 162(m), which is defined as compensation paid in connection with certain stock options or that is paid only if the individual’s performance meets pre-established objective goals based on performance criteria established under a plan approved by stockholders. Our short-term and long-term incentive compensation plans are generally designed to qualify for this exemption from the deduction limitations of Code Section 162(m) and to be consistent with providing appropriate compensation to executives. The Company’s stockholders approved the CIP and the Employee Stock Plan at the Company’s June 5, 2012 annual meeting of stockholders.

From time to time, to the extent it deems appropriate, the Compensation Committee may make awards (or modifications to awards) that would not qualify for an exemption from Code Section 162(m). For example, we expect that the amount of annual base salary plus any other annual compensation paid or imputed to the President and Chief Executive Officer and the next three most highly paid NEOs covered by Code Section 162(m) that causes their non-performance-based compensation to exceed the $1 million limit will not be deductible by the Company for federal income tax purposes.

Although it is the Company’s intent generally to qualify compensation for the exemption from the deduction limitations, we believe that it is in the best interests of the Company’s stockholders to allow the Compensation Committee the flexibility and discretion to design an appropriate executive compensation program so that the Company can attract, retain and motivate our executives, notwithstanding Code Section 162(m).

Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards

In connection with the Distribution, each Cablevision stock option and stock appreciation right (“right” or “SAR”) became two options/rights. Cablevision options were converted into options to acquire Cablevision NY Group Class A Common Stock and options to acquire the Company’s Class A Common Stock. Cablevision rights were converted into rights with respect to the cash value of Cablevision NY Group Class A Common Stock and rights with respect to the cash value of the Company’s Class A Common Stock. The number of shares of the Company’s Class A Common Stock that became subject to each option/right was based on the 1:4 distribution ratio (i.e., one share of the Company’s common stock for every four shares of Cablevision). The options and the rights with respect to the Company’s Class A Common Stock were issued under the AMC Networks Inc. 2011 Employee Stock Plan or the AMC Networks Inc. 2011 Stock Plan for Non-Employee Directors, as applicable. The existing exercise price was allocated between the existing Cablevision options/rights and the Company’s new options/rights based upon ten-day weighted-average prices of the Cablevision NY Group Class A Common Stock and the Company’s Class A Common Stock, taking into account the 1:4 distribution ratio. As a result of this adjustment, approximately 73.59% of the pre-Distribution exercise price of options and rights was allocated to the Cablevision options and rights and approximately 26.41% was allocated to the AMC Networks options and rights. Other than the split of the Cablevision options and rights and the allocation of the existing exercise price, upon issuance of our new options and rights there was no additional adjustment to the existing Cablevision options and rights in connection with the Distribution, and the terms of each employee’s applicable Cablevision award agreement continue to govern the Cablevision options and rights. The options and rights that were issued in respect of outstanding Cablevision stock options and rights will be affected by a change in control or going private transaction of the Company or Cablevision, respectively, as set forth in the terms of the applicable award agreement.

Further, in the Distribution, one share of the Company’s Class A Common Stock was issued in respect of every four shares of Cablevision restricted stock. These shares of Company stock are restricted on the same basis as the underlying Cablevision shares, and are referred to in this Compensation Discussion and Analysis and the Executive Compensation Tables as “Distribution-related shares.” These shares were not issued under any of the Company’s equity plans as they were issued as a dividend in respect of Cablevision NY Group Class A Common Stock in connection with the Distribution. If a holder of Cablevision restricted stock forfeits such restricted stock and therefore forfeits our accompanying shares, the Company shares will be returned to our treasury.

Cablevision has issued restricted stock units to its non-employee directors which represent unfunded, unsecured rights to receive shares of Cablevision NY Group Class A Common Stock (or cash or other property) at a future date upon the satisfaction of the conditions specified by the Compensation Committee in the award agreement. Such restricted stock units were fully vested on the date of grant. Upon Distribution, each holder of a restricted stock unit received one share of our Class A Common Stock in respect of every four Cablevision restricted stock units owned on the record date and continued to be entitled to a share of Cablevision NY Group Class A Common Stock (or cash or other property) in accordance with the award agreement. Such shares of Class A Common Stock were issued under our 2011 Stock Plan for Non-Employee Directors. Cablevision has issued to its non-employee directors options to purchase its Cablevision NY Group Class A Common Stock, and such options are now fully vested. In connection with the Distribution, each Cablevision option became two options: one an option to acquire Cablevision NY Group Class A Common Stock and one an option to acquire our Class A Common Stock. The allocation of exercise price between the existing non-employee director Cablevision options and our new non-employee director options and the number of shares subject to those new options was determined in the same manner as described above for our options/rights issued under our 2011 Employee Stock Plan at the time of the Distribution.

On February 9, 2010, Cablevision distributed to its stockholders all of the outstanding common stock of MSG (the “MSG Distribution”). As a result, MSG became a separately traded public company. In connection with the MSG Distribution: (1) holders of outstanding awards of Cablevision stock options and stock appreciation rights (including certain of our officers, employees and directors) received MSG stock options and stock appreciation rights; (2) holders of outstanding awards of Cablevision restricted stock (including certain of our officers, employees and directors) received shares of MSG Class A Common Stock restricted on the same basis as the underlying Cablevision restricted shares; and (3) Cablevision non-employee directors (including certain of our directors) who hold outstanding awards of Cablevision restricted stock units received shares of MSG Class A Common Stock. Such issuance of MSG equity and equity-based awards were based on a 1:4 distribution ratio (i.e., one share of MSG Class A Common Stock for every four shares of Cablevision), and the exercise price of the stock options and stock appreciation rights were allocated based upon the ten-day volume weighted average prices of the Cablevision NY Group Class A Common Stock and the MSG Class A Common Stock.

As a result of the issuance of MSG equity and equity-based awards in connection with the MSG Distribution, those of our employees (including certain executive officers) who held outstanding Cablevision awards at such time received MSG awards. To the extent that any such individual forfeits the Cablevision award, then the related MSG awards shall be forfeited as well.

Other Awards

With respect to outstanding long-term cash and equity awards, the Company, Cablevision and MSG are not regarded as competitive entities of each other for purposes of any non-competition provisions contained in the applicable award agreements. With respect to all outstanding Cablevision and MSG awards (and our options and stock appreciation rights issued in connection with such awards), holders of such awards will continue to vest in them so long as they remain employed by the Company, Cablevision, MSG, or affiliates of those entities, provided that an employee who moves from the Company or one of its subsidiaries, on the one hand, to Cablevision or one of its subsidiaries, or MSG or one of its subsidiaries, on the other hand, at a time when the applicable entity is no longer affiliated with the Company, will not continue to vest in our awards and such change will constitute a termination of employment for purposes of the award agreement. Notwithstanding the foregoing, Mr. Dolan will continue to vest in his outstanding Cablevision awards (as well as in Company stock options and stock appreciation rights issued upon the Distribution with respect to such outstanding Cablevision awards) based solely on his continued service with Cablevision and not in respect of his continued service with the Company and its subsidiaries.

We are not responsible for any payments associated with any annual, long-term cash or deferred compensation awards granted by Cablevision to Mr. Dolan that were outstanding as of the Distribution. Payment of such awards is the sole responsibility of Cablevision. Payments of any awards granted by Cablevision to Messrs. Sapan, Carroll, Sullivan and Gallagher will continue to be the responsibility of the Company. The performance awards and deferred compensation awards applicable to our other employees were assigned by Cablevision to us and have been assumed by us.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

Members of the Compensation Committee

            Neil M. Ashe (Chair)

            Leonard Tow

EXECUTIVE COMPENSATION TABLES

The tables below reflect the compensation of the Company’s Executive Chairman, President and Chief Executive Officer, Chief Financial Officer and the two other most highly paid executive officers. See “Compensation Discussion and Analysis” for an explanation of our compensation philosophy and program.

Historical Compensation Information

The information set forth below with respect to 2010 and the first six months of 2011, prior to the Distribution, is historical Cablevision information. The information has been provided by, or derived from information provided by, Cablevision. All such information for Messrs. Sapan, Carroll, Sullivan and Gallagher is based upon services rendered by these executives, each of whom was an executive of Rainbow Media Holdings LLC while it was a subsidiary of Cablevision. The services rendered by these executives in 2010 and the first six months of 2011 were, in some instances, in capacities not equivalent to the positions in which they are currently serving the Company or our subsidiaries. The historical compensation information presented for Mr. Dolan for 2010 is based upon his services to, and compensation received from, Cablevision, and for 2011 is based upon his services to, and compensation received solely from, the Company after the Distribution. The historical compensation Mr.  Dolan received from Cablevision is not comparable to the compensation he received from the Company.

Summary Compensation Table

The table below summarizes: (1) the total compensation paid to or earned by each of our NEOs for the year ended December 31, 2010, which was paid by Cablevision; (2) the total compensation paid to or earned by each of Messrs. Sapan, Carroll, Sullivan and Gallagher for the year ended December 31, 2011, which was paid by Cablevision through the Distribution Date and by us following the Distribution Date; (3) the total compensation paid to or earned by Mr. Dolan for the last six months of 2011 following the Distribution Date, which was paid solely by us; and (4) the total compensation paid or earned by each of our NEOs for the year ended December 31, 2012, which was paid solely by us.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option and Rights Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Mr. Charles F. Dolan	2012		400,000	—	360,009	—	973,000	—	23,137	1,756,146
Executive Chairman	2011	(8)	194,000	—	—	—	426,250	—	7,138	627,388
	2010	(8)	1,664,000	—	3,000,000	—	8,366,016	274,004	469,547	13,773,567

Mr. Joshua W. Sapan	2012		1,280,000	—	2,084,003	—	5,468,620	—	83,647	8,916,270
President and Chief Executive Officer	2011	(8)	1,280,000	—	6,134,227	—	3,960,618	—	139,269	11,514,114
	2010	(8)	1,240,000	—	1,274,000	—	3,321,320	170,007	207,471	6,213,198

Mr. Edward A. Carroll	2012		1,035,500	—	1,000,010	—	2,106,895	—	60,536	4,202,941
Chief Operating Officer	2011	(8)	1,035,500	—	727,001	—	1,820,360	—	153,369	3,736,230
	2010	(8)	950,000	—	669,600	—	1,685,800	40,662	208,269	3,554,331

Mr. Sean S. Sullivan	2012		630,000	—	499,982	—	720,060	—	35,826	1,885,868
Executive Vice President and Chief Financial Officer	2011	(8)	585,000	150,000	279,302	—	500,000	—	20,231	1,534,533
	2010	(8)	154,808	150,000	63,000	—	104,000	—	10,839	482,647

Mr. James G. Gallagher	2012		500,000	—	300,007	—	662,678	—	28,115	1,490,800
Executive Vice President and General Counsel	2011	(8)	450,000	—	271,058	—	492,480	—	15,552	1,229,090
	2010	(8)	436,800	—	247,200	—	438,880	26,002	13,077	1,161,959

(1)	For 2012, salaries paid to the NEOs accounted for the following percentage of their total compensation: Mr. Dolan — 23%; Mr. Sapan — 14%; Mr. Carroll — 25%; Mr. Sullivan — 33% and Mr. Gallagher — 34%.

(2)	Mr. Sullivan joined the Company on September 20, 2010 and the amounts in this column reflect the payment of a special bonus in each of 2010 and 2011 in accordance with the terms of his employment agreement.

(3)	For 2012, this column reflects the aggregate grant date fair value of the Company’s restricted stock units that were awarded in 2012 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718. This column reflects the aggregate grant date fair value of the restricted stock awards granted to the executives in 2011 and 2010, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718. In addition, Company common stock was issued in 2011 as dividends in respect of outstanding Cablevision restricted stock awards held as of the Distribution. Such Company common stock is restricted on the same basis as underlying Cablevision restricted stock awards. Such Distribution-related shares are not reflected in the 2011 figures in this table, but for certain of the NEOs (other than Mr. Dolan) are included in the Outstanding Equity Awards at December 31, 2012 table and the Options Exercised and Stock Vested table. For a further discussion of Distribution-related equity awards, see “Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(4)	No stock options and/or rights were granted in 2011 or 2012. In 2011, upon the Distribution, the Company issued stock options in connection with then-outstanding Cablevision stock options. Such Distribution-related options are not reflected in this table, but for certain of the NEOs (other than Mr. Dolan) are included in the Outstanding Equity Awards at December 31, 2012 table and the Options Exercised and Stock Vested table. For a further discussion of Distribution-related equity awards, see “Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(5)	The 2012 figures in this column for Messrs. Sapan, Carroll, Sullivan and Gallagher include the annual incentive awards for performance in 2012 and the value of performance awards granted in 2010, earned at the end of 2012 as follows: Mr. Sapan: $3,558,400 and $1,910,220, respectively; Mr. Carroll: $1,439,345 and $667,550, respectively; Mr. Sullivan: $655,872 and $64,188, respectively; and Mr. Gallagher: $416,198 and $246,480, respectively. The amount included for Mr. Dolan represents the annual incentive award of $973,000 earned in 2012 and paid in March 2013.

For 2011 figures, this column reflects the annual incentive award earned by each individual in 2011 and paid in March 2012 and the value of performance awards granted in 2009, earned at the end of 2011 and paid in March 2012. The 2011 figures in this column for Messrs. Sapan, Carroll, Sullivan and Gallagher are as follows: Mr. Sapan: $3,214,758 and $745,860, respectively; Mr. Carroll: $1,299,060 and $521,300, respectively; Mr. Sullivan: $500,000 and $0, respectively; and Mr. Gallagher: $300,000 and $192,480, respectively. The amount included for Mr. Dolan represents the annual incentive award of $462,250 earned in 2011 and paid in March 2012.

For 2010 figures, this column reflects the annual incentive award earned by each individual in 2010 and paid in March 2011 and the value of performance awards granted in 2008, earned at the end of 2010 and paid in March 2011. The 2010 figures in this column for Messrs. Dolan, Sapan, Carroll and Gallagher are as follows: Mr. Dolan: $4,289,376 and $4,076,640, respectively; Mr. Sapan: $1,625,000 and $1,696,320, respectively; Mr. Carroll: $1,093,000 and $592,800, respectively; Mr. Sullivan: $104,000 and $0, respectively; and Mr. Gallagher: $220,000 and $218,880, respectively. The performance award granted to Mr. Dolan in 2009 by Cablevision was not assumed by the Company and remains a liability of Cablevision. For a further discussion of the treatment of the Cablevision long-term performance awards, see “Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(6)	For 2010, this column represents the sum of the increase in the present value of each individual’s accumulated cash balance plan account and accumulated excess cash balance account at Cablevision. There were no above-market earnings on nonqualified deferred compensation.

(7)	The table below shows the components of this column:

Name	Year	401(k) Plan Match $(a)	Excess Savings Plan Match ($)(a)	Life Insurance Premiums ($)(b)	Deferred Compensation Awards ($)	Perquisites ($)(c)	Total ($)
Mr. Dolan	2012	—	23,137	—	—	—	23,137
Mr. Sapan	2012	9,000	63,861	10,786	—	—	83,647
Mr. Carroll	2012	9,714	50,822	—	—	—	60,536
Mr. Sullivan	2012	9,714	26,112	—	—	—	35,826
Mr. Gallagher	2012	10,810	17,305	—	—	—	28,115

(a)	These columns represent, for each individual, a matching contribution funded by the Company on behalf of such individual under Cablevision’s 401(k) Plan or Excess Savings Plan, as applicable. The Excess Savings Plan match is reflected in the Nonqualified Deferred Compensation table below.

(b)	This column represents amounts paid for premiums on whole life insurance policies purchased by Cablevision for Mr. Sapan. Upon the Distribution, the Company assumed responsibility for the payment of premiums with respect to Mr. Sapan. Mr. Dolan also has a whole life insurance policy provided by Cablevision for which the Company has not assumed any obligations and the premium payments are not included in this table.

(c)	Perquisites provided to Messrs. Sapan, Carroll, Sullivan or Gallagher did not exceed an aggregate value of $10,000. Following the Distribution, the Company generally has not provided perquisites to the NEOs. Perquisites received by Mr. Dolan during 2012 were in respect of his service to Cablevision and are not included in this table. For more information regarding perquisites, see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Perquisites.”

(8)	The information in these rows with respect to 2010 and, for Messrs. Sapan, Carroll, Sullivan and Gallagher, the first six months of 2011, prior to the Distribution, is historical Cablevision information. The information has been provided by, or derived from information provided by, Cablevision. We understand from Cablevision that the information as to stock awards and option awards reflects the grant date fair value of the awards, computed in accordance with FASB ASC Topic 718.

Grants of Plan-Based Awards

The table below presents information regarding awards granted in 2012 to each NEO under the Company’s plans, including estimated possible and future payouts under non-equity incentive plan awards and other restricted stock and stock option awards.

			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Year	Grant Date	Threshold($)	Target($)	Maximum($)
Mr. Dolan	2012	1/1/2012(2)	—	700,000	1,400,000	—	—
	2012	3/15/2012(3)	270,000	540,000	1,080,000	—	—
	2012	3/15/2012(4)	—	—	—	7,986	360,009
Mr. Sapan	2012	1/1/2012(2)	—	2,560,000	5,120,000	—	—
	2012	3/15/2012(3)	1,563,000	3,126,000	6,252,000	—	—
	2012	3/15/2012(4)	—	—	—	46,229	2,084,003
Mr. Carroll	2012	1/1/2012(2)	—	1,035,500	2,071,000	—	—
	2012	3/15/2012(3)	500,000	1,000,000	2,000,000	—	—
	2012	3/15/2012(4)	—	—	—	22,183	1,000,010
Mr. Sullivan	2012	1/1/2012(2)	—	472,500	945,000	—	—
	2012	3/15/2012(3)	250,000	500,000	1,000,000	—	—
	2012	3/15/2012(4)	—	—	—	11,091	499,982
Mr. Gallagher	2012	1/1/2012(2)	—	300,000	600,000	—	—
	2012	3/15/2012(3)	150,000	300,000	600,000	—	—
	2012	3/15/2012(4)	—	—	—	6,655	300,007

(1)	This column reflects the aggregate grant date fair value of the Company’s restricted stock units granted to each NEO in 2012 without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the grant date.

(2)	This row reflects the possible payouts with respect to grants of annual incentive awards under the Company’s Cash Incentive Plan for performance in 2012. Each of the executives is assigned a target bonus percentage and amount; there is no threshold amount for annual incentive awards. Under the terms of the awards, each executive is eligible to receive payment of an annual incentive award equal to the lesser of $10 million or two times his bonus target, subject to the Compensation Committee’s discretion to reduce the award. The amounts of annual incentive awards actually paid for performance in 2012 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual incentive awards, please see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Annual Cash Incentives.”

(3)	This row reflects the future payout with respect to performance awards that were granted under the Company’s Long-Term Incentive Plan in 2012. Each performance award was granted with a target amount, subject to actual payment based on a sliding scale ranging from zero to two times the target amount. These performance awards will be payable in the first quarter of 2015 if the Company achieves specified performance targets in the three-year period ending December 31, 2014. For more information regarding the terms of these performance awards, see “Compensation Discussion and Analysis — Elements of In-Service Compensation — Long-term Incentives — Cash Performance Awards.”

(4)	This row reflects the Company’s restricted stock units that were awarded in 2012. The awards are expected to cliff vest on the third anniversary of the grant date and were subject to performance criteria which have been satisfied. See “Compensation Discussion & Analysis — Elements of In-Service Compensation — Long-term Incentives — Restricted Stock Units.”

Outstanding Equity Awards at 2012 Year End

The table below shows (i) each grant of stock options that are unexercised and outstanding and (ii) the aggregate number of shares of unvested restricted stock (including Distribution-related shares) outstanding for each NEO, in each case as of December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Dolan (6)	45,000	—	—	13.55	11/8/2015	—		—	—	—
	66,000	—	—	17.91	6/5/2016	—		—	—	—
	—	—	—	—	—	7,986	(2)	395,307	—	—
	—	—	—	—	—	19,850	(3)	982,575	—	—
	—	—	—	—	—	31,250	(4)	1,546,875	—	—
Mr. Sapan (6)	93,950	—	—	8.95	9/5/2014	—		—	—	—
	—	—	—	—	—	46,229	(2)	2,288,336	—	—
	—	—	—	—	—	133,165	(5)	6,591,668	—	—
	—	—	—	—	—	31,902	(3)	1,579,149	—	—
	—	—	—	—	—	13,275	(4)	657,113	—	—
Mr. Carroll (6)	2,170	—	—	13.55	10/1/2014	—		—	—	—
	5,000	—	—	13.55	11/8/2015	—		—	—	—
	8,250	—	—	17.91	6/5/2016	—		—	—	—
	—	—	—	—	—	22,183	(2)	1,098,059	—	—
	—	—	—	—	—	16,755	(3)	829,373	—	—
	—	—	—	—	—	6,975	(4)	345,263	—	—
Mr. Sullivan (6)	—	—	—	—	—	11,091	(2)	549,005	—	—
	—	—	—	—	—	6,437	(3)	318,632	—	—
	—	—	—	—	—	597	(4)	29,552	—	—
Mr. Gallagher (6)	—	—	—	—	—	6,655	(2)	329,423	—	—
	—	—	—	—	—	6,247	(3)	309,227	—	—
	—	—	—	—	—	2,575	(4)	127,463	—	—

(1)	Calculated using the closing price of Class A Common Stock on NASDAQ on December 31, 2012 of $49.50 per share.

(2)	These restricted stock units are scheduled to vest on March 15, 2015.

(3)	These restricted shares are scheduled to vest on March 8, 2014.

(4)	These restricted shares vested on March 10, 2013.

(5)	These restricted shares are scheduled to vest on December 15, 2014.

(6)	As discussed in greater detail under “Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards,” Messrs. Sapan, Carroll, Sullivan and Gallagher hold certain Cablevision and MSG equity-based awards which, following the Distribution, are subject to continued employment by the Company. As of December 31, 2012, (i) Mr. Sapan held 375,800 Cablevision stock options (all of which have vested) and no MSG stock options and 53,100 shares of Cablevision restricted stock and no shares of MSG restricted stock; (ii) Mr. Carroll held 61,680 Cablevision stock options and 15,420 MSG stock options (all of which have vested) and 27,900 shares of Cablevision restricted stock and no shares of MSG restricted stock; (iii) Mr. Sullivan held 2,390 shares of Cablevision restricted stock; and (iv) Mr. Gallagher held 10,300 shares of Cablevision restricted stock and no shares of MSG restricted stock. Outstanding Cablevision and MSG equity-based awards held by Mr. Dolan are subject to his continued employment by Cablevision.

Option Exercises and Stock Vested

The table below shows stock option exercises during the year ended December 31, 2012 and restricted stock awards that vested during the same period.

	Option Exercises		Restricted Stock
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(2)	Value Realized On Vesting ($)(3)
Mr. Dolan	339,524	13,935,742	41,425	1,876,967
Mr. Sapan	—	—	17,600	797,456
Mr. Carroll	—	—	12,300	557,313
Mr. Sullivan	—	—	—	—
Mr. Gallagher	—	—	4,550	206,161

(1)	These amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)	This column represents Distribution-related shares of Company stock issued as a dividend on Cablevision restricted shares granted in March 2009. The restrictions on such Distribution-related shares lapsed in March 2012. For a more detailed discussion of Distribution-related equity awards, see “Compensation Discussion and Analysis — Treatment of Legacy Cablevision Options, Rights, Restricted Stock, Restricted Stock Units and Other Awards.”

(3)	Calculated using the closing price of Class A Common Stock on NASDAQ on the vesting date, March 5, 2012, of $45.31 per share.

Nonqualified Deferred Compensation

The table below shows: (1) the contributions made by the NEOs in respect of their compensation from the Company and contributions funded by the Company in 2012; (2) aggregate earnings on each NEO account balance in 2012; and (3) the account balance of such executive officer under the Cablevision Excess Savings Plan as of December 31, 2012.

Name	Plan Name	Executive Contributions in 2012(2)($)	Registrant Contributions in 2012(3)($)	Aggregate Earnings in 2012(4) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2012 FYE ($)
Mr. Dolan (1)	Cablevision Excess Savings Plan	23,077	23,137	547	—	64,661
Mr. Sapan	Cablevision Excess Savings Plan	60,692	63,861	15,299	—	1,304,324
Mr. Carroll	Cablevision Excess Savings Plan	45,169	50,822	10,552	—	905,244
Mr. Sullivan	Cablevision Excess Savings Plan	21,618	26,112	668	—	80,606
Mr. Gallagher	Cablevision Excess Savings Plan	17,339	17,305	1,262	—	122,055

(1)	The amounts for Mr. Dolan in this table include contributions funded by Mr. Dolan in respect of his compensation from the Company only, the contributions funded by the Company only and the aggregate balance of Mr. Dolan’s account that relates to his services to the Company only.

(2)	These amounts represent a portion of the NEOs’ salaries, which are included in the numbers reported in the “Salary” column of the Summary Compensation Table that the executives contributed to the respective plans.

(3)	These amounts are included in the Summary Compensation Table under “All Other Compensation” and described in Note 7 to that table.

(4)	These amounts are not reported in the “All Other Compensation” column of the Summary Compensation Table.

Cablevision 401(k) Plan

During 2012, the Company’s employees, including its executive officers, other than Mr. Dolan, participated in the Cablevision 401(k) Savings Plan (the “Cablevision 401(k) Plan”), a tax-qualified retirement savings plan. Under this plan, participating employees are eligible to contribute into their plan accounts a percentage of their eligible pay on a before-tax basis as well as a percentage of their eligible pay on an after-tax basis. The Company matches up to 100% of the first 3% of eligible pay contributed by participating employees and then matches 50% of the next 2% of eligible pay contributed by participating employees. In addition, the Company provides a 4% profit sharing contribution based on the employee’s salary. The Company’s matching contributions are subject to vesting limitations for the first three years of employment.

During 2013, the Company will offer a 401(k) plan to its employees, including Messrs. Sapan, Carroll, Sullivan and Gallagher, and participant accounts in the Cablevision 401(k) Plan relating to Company employees will be transferred to the Company sponsored plan.

Cablevision Excess Savings Plan

During 2012, certain of the Company’s employees, including its executive officers, participated in the Cablevision Excess Savings Plan. The Cablevision Excess Savings Plan is a non-qualified deferred compensation plan that operates in conjunction with the Cablevision 401(k) Plan. An employee is eligible to participate in the Cablevision Excess Savings Plan for a calendar year if his compensation in the preceding year exceeded (or would have exceeded, if the employee had been employed for the entire year) the IRS limit on the amount of compensation that can be taken into account in determining contributions under tax-qualified retirement plans ($250,000 in 2012) and he makes an election to participate prior to the beginning of the year. An eligible employee whose contributions to the Cablevision 401(k) Plan are limited as a result of this compensation limit or as a result of reaching the maximum 401(k) deferral limit ($17,000 or $22,500 if 50 or over, for 2012) can continue to make pre-tax contributions under the Cablevision Excess Savings Plan of up to 6% of his eligible pay. In addition, the Company will make matching contributions of 100% of the first 3% of eligible pay contributed by participating employees and then will match 50% of the next 2% of eligible pay contributed by participating employees. A participant is always fully vested in his own contributions and vests in the Company’s matching contributions over three years (subject to full vesting upon death, disability or retirement after attaining age 65). Account balances under the Cablevision Excess Savings Plan are credited monthly with the rate of return earned by the Stable Value Fund offered as an investment alternative under the Cablevision 401(k) Plan. Distributions are made in a lump sum as soon as practicable after the participant’s termination of employment with the Company.

During 2013, the Company will offer an excess savings plan to its employees, including Messrs. Sapan, Carroll, Sullivan and Gallagher, and participant accounts in the Cablevision Excess Savings Plan relating to Company employees are expected to be transferred to the Company. Liabilities for benefits under the Cablevision Excess Savings Plan for Company employees were assumed by the Company at the Distribution Date.

Employment Agreements

The Company’s employment agreements with Messrs. Dolan, Sapan, Carroll, Sullivan and Gallagher are described below. As noted above, Mr. Dolan also continues to serve as an officer and employee of Cablevision. Such Cablevision employment is pursuant to a written employment agreement between Cablevision and Mr. Dolan (which is not described herein).

Charles F. Dolan

Mr. Dolan’s employment agreement with the Company provides for his employment as our Executive Chairman. The employment agreement with the Company has an initial term of one year and automatically renews for successive one-year terms unless terminated by either party at least three months prior to the end of the then existing term. The agreement provides for an annual base salary of not less than $400,000 per year, subject to increase by the Company’s Compensation Committee. Mr. Dolan is also eligible for an annual bonus with a target of 175% of his annual base salary, as the Company’s Compensation Committee shall determine in its discretion. Under the agreement, Mr. Dolan continues to be eligible to participate in the Company’s long-term cash or equity programs or arrangements, at the level determined by the Company’s Compensation Committee, in its discretion consistent with his role and responsibilities as Executive Chairman. Although there is no guarantee, it is currently expected that long-term cash and/or equity awards will be made to Mr. Dolan annually.

Mr. Dolan will be eligible to participate in the Company’s Excess Savings Plan, when established, and the Company provides Mr. Dolan with life and accidental death and dismemberment insurance. Such life and accidental death and dismemberment insurance provided by the Company is based on Mr. Dolan’s base salary from the Company (provided that, to the extent the Company and Cablevision continue to use the same insurance carriers, any payout under the Company’s plans will be aggregated with similar payouts under the Cablevision plan with respect to any applicable maximum coverage). Mr. Dolan does not participate in any other employee welfare benefit or pension plan of the Company. The employment agreement authorizes Mr. Dolan, in carrying out his responsibilities and duties under the agreement, to make expenditures from time to time on behalf of the Company for the performance, furtherance and maintenance of the Company’s business, including travel relating to the business of the Company, entertainment and similar items, and the Company agrees to promptly reimburse Mr. Dolan for such expenditures or in some cases to advance the amount thereof to Mr. Dolan.

Mr. Dolan’s employment agreement does not provide for any post-employment benefits in the event of the termination of his employment by him or the Company other than in the case of his death or disability. In the event of Mr. Dolan’s death, his agreement provides for payment to his estate of an amount equal to the greater of one year’s base salary or one-half of the compensation that would have been payable to Mr. Dolan during the remaining term of his agreement. The Company has the right under the employment agreement to terminate the agreement if Mr. Dolan is incapacitated for more than six consecutive months. In that event, Mr. Dolan will be entitled to receive all his compensation and benefits until the end of the remaining term of his agreement. Mr. Dolan’s employment agreement does not address (or provide for any benefits in the event of) termination by the Company without cause, by Mr. Dolan for good reason or termination in connection with retirement, a change in control or a going private transaction.

Mr. Dolan acknowledges in the employment agreement that any continuing service requirements with respect to any options to purchase Company stock or restricted shares of Company stock issued in connection with the Distribution will be based solely on his service to Cablevision and its affiliates (other than the Company and our subsidiaries). The Company will have no liability to Mr. Dolan with respect to any cash payable pursuant to the outstanding long-term cash and equity awards that were granted to him under the plans of Cablevision prior to the Distribution Date, and Mr. Dolan has agreed that he will not assert any such liability against the Company.

In the employment agreement, the Company acknowledges that, in addition to Mr. Dolan’s services pursuant to the agreement, he will simultaneously serve, and is expected to devote most of his business time and attention to serving, as Chairman of Cablevision. The Company recognizes and agrees that his responsibilities to Cablevision will preclude him from devoting a substantial portion of his time and attention to the Company’s affairs. The agreement states the Company’s recognition that there may be certain potential conflicts of interest and fiduciary duty issues associated with Mr. Dolan’s dual roles at the Company and Cablevision and that none of (i) his dual responsibilities at the Company and Cablevision; (ii) his inability to devote a substantial portion of his time and attention to the Company’s affairs; (iii) the actual or potential conflicts of interest and fiduciary duty issues that are waived in the Company’s certificate of incorporation; or (iv) any actions taken, or omitted to be taken, by him in good faith to comply with his duties and responsibilities to the Company or Cablevision in light of his dual responsibilities to the Company and Cablevision, will be deemed to be a breach by him of his obligations under the employment agreement.

Joshua W. Sapan

Mr. Sapan’s employment agreement with the Company provides for Mr. Sapan’s employment as President and Chief Executive Officer of the Company until July 1, 2016 (the “Scheduled Expiration Date”) at a minimum annual base salary of $1,280,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus equal to 200% of his annual base salary (and a possible range of 0% to 400%) in the discretion of our Compensation Committee. Under the agreement, Mr. Sapan continues to be eligible to participate in all the Company’s employee benefits and retirement plans at the level available to other members of senior management of the Company subject to meeting the relevant eligibility requirements and the terms of the plans.

Mr. Sapan is eligible to participate in the Company’s long-term cash or equity programs and arrangements at the level determined by our Compensation Committee in its discretion consistent with the role and responsibilities of President and Chief Executive Officer. Although there is no guarantee, it is currently expected that long-term cash and/or equity awards will be made to Mr. Sapan annually.

Pursuant to his employment agreement, Mr. Sapan also was eligible to receive on or about the six-month anniversary of the Distribution Date, subject to the approval of our Compensation Committee, a onetime special award of restricted stock and/or restricted stock units, in such form or forms as determined by our Compensation Committee, with an aggregate target value of $4,750,000. On December 15, 2011, the Compensation Committee granted Mr. Sapan 133,165 restricted shares of Class A Common Stock of the Company (the “Special Equity Award”). The number of shares granted was determined by dividing the total target value of $4,750,000 by the average closing price of the Class A Common Stock of the Company for the twenty trading days prior to December 31, 2011. The Special Equity Award is subject to terms substantially similar to the terms contained in the agreements historically used by Cablevision for restricted stock or restricted stock unit awards for its senior executives, except that the forfeiture restrictions for the Special Equity Award shall expire on the third anniversary of the grant, and the grant is subject to performance objectives, which were determined by our Compensation Committee at the time of grant and are substantially similar to those performance objectives contained in Mr. Sapan’s July 2011 AMC Networks replacement restricted stock grant agreement.

If, prior to the Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company or (ii) by him for Good Reason, and at the time of any such termination Cause does not exist, then, subject to his execution of the Company’s then standard separation agreement (modified to reflect terms of the employment agreement), which separation agreement will include, without limitation, general releases by him as well as non-competition, non-solicitation, non-disparagement, confidentiality and other provisions substantially similar to (and not more restrictive than) those set forth in the agreement (a “Separation Agreement”), we will provide him with the following benefits and rights:

(a)    A cash severance payment equal to two times the sum of his annual base salary and annual target bonus will be made on the 90th day after the termination of his employment;

(b)    Each outstanding long-term cash performance award granted under the plans of the Company or Cablevision, as the case may be, will immediately vest in full and will be paid at the same time and to the same extent that other members of senior management receive payment for such awards as determined by our Compensation Committee (subject to the satisfaction of any applicable performance objectives);

(c)    Each of his outstanding long-term cash awards (including any deferred compensation awards under the long-term cash award program) that are not subject to performance criteria granted under the plans of the Company or Cablevision, as the case may be, will immediately vest in full and will be payable on the 90th day after the termination of his employment;

(d)    (i) All of the time-based restrictions on his outstanding restricted stock and restricted stock units granted under the plans of the Company (including the Special Equity Award) and any outstanding restricted stock of Cablevision and MSG will immediately be eliminated; (ii) deliveries with respect to all such restricted stock that are not subject to performance criteria will be made to him immediately after the effective date of the Separation Agreement; (iii) payment and deliveries with respect to all such restricted stock units that are not subject to performance criteria will be made to him on the 90th day after the termination of his employment; and (iv) payments or deliveries with respect to his restricted stock and restricted stock units that are subject to performance criteria will be made with respect to the Special Equity Award, only to the extent our Compensation Committee determines that such performance criteria have been satisfied, as soon as practicable after such determination, and with respect to other awards only if, when and to the same extent that other executive officers receive payment or deliveries for such awards as determined by our Compensation Committee (subject to satisfaction of any applicable performance objectives);

(e)    Each of his outstanding stock options and stock appreciation awards under the plans of the Company and any outstanding stock options or stock appreciation awards of Cablevision or MSG held by him as of the effective date of the Separation Agreement will immediately vest and become exercisable and he will have the right to exercise each of those options and stock appreciation awards for the remainder of the term of the option or award; and

(f)    A prorated annual bonus for the year in which such termination occurred to the same extent that other executive officers receive payment of bonuses for such year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), payable at the same time annual bonuses for such year are payable to other executive officers, and, if not previously paid, his annual bonus for the preceding year, to the same extent that other members of senior management receive payment of annual bonuses for such preceding year as determined by our Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives), which annual bonus shall be payable at the same time annual bonuses for such preceding year are payable to other members of senior management.

If Mr. Sapan ceases to be an employee of the Company or any of its affiliates prior to the Scheduled Expiration Date as a result of his death or physical or mental disability, Mr. Sapan (or his estate or beneficiary) will be provided with the benefits and rights set forth in (b) through (f) of the preceding paragraph, and, in the event of his death, such longer period to exercise his then outstanding stock options and stock appreciation awards as may otherwise be permitted under the applicable plan and award letter.

If, after the Scheduled Expiration Date, Mr. Sapan’s employment with the Company is terminated (i) by the Company; (ii) by him for Good Reason; or (iii) by him without Good Reason but only if he had provided the Company with at least six months’ advance written notice of his intent to terminate his employment and such written notice specifies an effective date of termination no sooner than the first day after the Scheduled Expiration Date; or (iv) as a result of his death or disability, and at the time of any such termination, Cause does not exist, then, subject to (except in the case of his death) his execution of a Separation Agreement, he or his estate or beneficiary, as the case may be, will be provided with the benefits and rights set forth above in (b) through (f) of the next preceding paragraph.

If, prior to, on, or after the Scheduled Expiration Date, Mr. Sapan ceases to be employed by the Company for any reason other than his being terminated for Cause, he will have three years to exercise outstanding stock options and stock appreciation awards, unless he is afforded a longer period for exercise pursuant to his employment agreement or any applicable award letter. In no event, however, will stock options or stock appreciation rights remain exercisable beyond their regularly scheduled term (except as may otherwise be permitted under the applicable award in the case of death).

Upon the termination of Mr. Sapan’s employment with the Company, except as otherwise specifically provided in the employment agreement, his rights to benefits and payments under the Company’s pension and welfare plans (other than severance benefits) and any outstanding long-term cash or equity awards will be determined in accordance with the then current terms and provisions of such plans, agreements and awards under which such benefits and payments (including such long-term cash or equity awards) were granted.

The employment agreement contains certain covenants by Mr. Sapan, including a noncompetition agreement that restricts Mr. Sapan’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

For purposes of Mr. Sapan’s employment agreement, the following definitions apply:

“Cause” is defined as (1) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (2) commission of any act or omission that results in, or may reasonably be expected to result in, a conviction, plea of no contest, plea of nolo contendere or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change in Control” of the Company means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of the power to direct the management of the Company or substantially all its assets (as constituted immediately prior to such transaction or transactions).

Termination for “Good Reason” means that (1) without Mr. Sapan’s consent, (A) Mr. Sapan’s base salary or annual bonus target is reduced, (B) the Company requires that Mr. Sapan’s principal office be located more than 50 miles from Manhattan, (C) the Company materially breaches its obligations to Mr. Sapan under his employment agreement, (D) Mr. Sapan is no longer the President and Chief Executive Officer of the Company, (E) Mr. Sapan no longer reports directly to the Chairman (or an Executive Chairman) of the Board of Directors of the Company, or (F) Mr. Sapan’s responsibilities are materially diminished; (2) Mr. Sapan has given the Company written notice, referring specifically to this definition, that he does not consent to such action; (3) the Company has not corrected such action within 15 days of receiving such notice; and (4) Mr. Sapan voluntarily terminates his employment within 90 days following the happening of the action described in subsection (1) of this definition.

Edward A. Carroll

On April 16, 2010, Rainbow Media Enterprises, a subsidiary of RMH, entered into an employment agreement with Edward A. Carroll, which expired on April 15, 2013. The agreement provided for Mr. Carroll’s employment as President, National Programming Services through April 15, 2013. The agreement provided for a minimum annual base salary of $950,000 (subject to review and potential increase by the Company in its discretion) and an annual target bonus opportunity equal to 100% of his annual base salary in the discretion of the Company. He was eligible for our standard benefits programs and to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provided for severance benefits if Mr. Carroll’s employment was terminated prior to April 15, 2013 (1) involuntarily by the Company or (2) by Mr. Carroll for good reason, and at the time of such termination under clauses (1) or (2) cause did not exist. These benefits consisted of the payment of an amount in cash equal to not less than two times the sum of Mr. Carroll’s annual base salary and his annual target bonus as in effect at that time. In addition, to the extent termination occurred prior to the payment of an annual bonus for the preceding year, Mr. Carroll remained eligible to receive an annual bonus for the preceding year if, when and to the same extent that other similarly situated employees received payment of bonuses for such year as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable performance objectives). All such benefits were conditioned on Mr. Carroll executing a Separation Agreement.

In connection with any termination of Mr. Carroll’s employment under such agreement, other than as specifically provided above, (i) all equity or cash incentive grants or awards he may then have had outstanding were to be treated in accordance with their terms and (ii) he was not eligible for any annual bonus with respect to his or the Company’s performance during the calendar year in which termination occurred.

On April 19, 2013, AMC Networks entered into a new employment agreement with Mr. Carroll (the “New Carroll Employment Agreement”). The New Carroll Employment Agreement provides for Mr. Carroll’s employment as Chief Operating Officer of the Company through December 31, 2016, with a minimum annual base salary of $1,100,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to not less than 115% of his annual base salary. He will be eligible for our standard benefits programs and to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The New Carroll Employment Agreement provides that it is expected that Mr. Carroll’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $2,250,000, as determined by the Compensation Committee.

The New Carroll Employment Agreement provides severance benefits if Mr. Carroll’s employment is terminated prior to December 31, 2016 (1) by the Company or (2) by Mr. Carroll for Good Reason, and at the time of such termination under clauses (1) or (2) Cause does not exist. These benefits consist of (a) the payment of an amount in cash equal to not less than two times the sum of Mr. Carroll’s annual base salary and his annual target bonus as in effect at that time, (b) the payment of a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, payment of an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance), (c) each of his outstanding long-term cash awards granted under the plans of the Company shall immediately vest in full and be payable at the same time and to the same extent such awards are paid to similarly situated active executives as determined by the Company’s Compensation Committee (subject to satisfaction of any applicable performance criteria), (d) each of his outstanding restricted stock or restricted stock unit awards granted under plans of the Company will continue to vest in accordance with their original vesting schedule and payments or deliveries will be made to him on the original vesting date, and (e) each of his outstanding stock options and stock appreciation awards under the plans of the Company will continue to vest in accordance with their original vesting schedule and he will have the right to exercise each of such options and awards for the remainder of the term of such option or award. All benefits would be conditioned on Mr. Carroll executing a Separation Agreement.

If Mr. Carroll ceases to be an employee of the Company prior to December 31, 2016 as a result of his death or physical or mental disability, and at the time Cause does not exist then, subject (other than in the case of death) to his execution of a Separation Agreement, Mr. Carroll (or his estate or beneficiary) will be provided with the benefits and rights set forth in clauses (b), (d) and (e) in the preceding paragraph, and each of his outstanding long-term cash incentive awards granted under plans of the Company will immediately vest in full, whether or not subject to performance criteria and will be payable on the 90th day after termination of his employment; provided, that if any such award is subject to any performance criteria, then (i) if the measurement period for such performance criteria has not yet been fully completed, then the payment amount shall be at the target amount for such award and (ii) if the measurement period for such performance criteria has already been fully completed, then the payment of such award shall be at the same time and to the extent that other similarly situated executives receive payment as determined by the Company’s Compensation Committee (subject to satisfaction of the applicable performance criteria).

Notwithstanding clauses (c), (d) and (e) above, any more favorable provisions of Mr. Carroll’s existing cash incentive, restricted stock, restricted stock unit, stock option or stock appreciation right award agreements will apply to the treatment of such awards following a “going private transaction” (as defined in the award agreements), a “change of control” (as defined in the award agreements) or Mr. Carroll’s death.

For purposes of the New Carroll Employment Agreement the following definitions apply:

“Cause” means (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Carroll’s consent, (A) his base salary or annual bonus target is reduced, (B) his title is reduced, (C) he reports directly to someone other than the Executive Chairman or the President and Chief Executive Officer of the Company, (D) his responsibilities as in effect immediately after April 19, 2013 are thereafter materially diminished, or (E) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the New Carroll Employment Agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment within 90 days following the happening of the action described in subsection (l) above.

Sean S. Sullivan

On August 17, 2010, Sean S. Sullivan agreed to the terms set forth in an employment offer letter from Cablevision, which expired on September 20, 2012. The offer letter provided for a base salary of $575,000 and an annual target bonus opportunity equal to 60% of his annual base salary in the discretion of the Company. He was eligible for our standard benefits programs and to participate in our long-term incentive programs, in each case on the same basis as similarly situated executives at the Company. The offer letter provided that the then-existing long-term incentive program contemplated that a similarly situated employee would be recommended to Cablevision’s compensation committee annually for a cash and equity award with a target value of $500,000 (as determined by Cablevision’s compensation committee), subject to three-year cliff vesting. In addition, the offer letter provided for a special bonus of $150,000, payable within 30 days of Mr. Sullivan’s start date and a second special bonus of $150,000, payable on the first anniversary of his start date (both of which have been paid).

On March 12, 2013, AMC Networks entered into a new employment agreement with Mr. Sullivan. The employment agreement provides for Mr. Sullivan’s employment as Executive Vice President and Chief Financial Officer of the Company through March 12, 2016, with a minimum annual base salary of $655,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 75% of his annual base salary. He will be eligible for our standard benefits programs and to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that it is expected that Mr. Sullivan’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $1,200,000, as determined by the Compensation Committee.

Mr. Sullivan’s employment agreement provides severance benefits if Mr. Sullivan’s employment is terminated prior to March 12, 2016 (1) by the Company or (2) by Mr. Sullivan for Good Reason, and at the time of such termination under clauses (1) or (2) Cause does not exist. These benefits consist of the payment of an amount in cash equal to not less than two times the sum of Mr. Sullivan’s annual base salary and his annual target bonus as in effect at that time. In addition, Mr. Sullivan is entitled to a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case, if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance). Finally, the Company’s Compensation Committee will consider, in good faith, approving the vesting of Mr. Sullivan’s outstanding equity and cash incentive awards on a pro rata basis, provided that, to the extent any such awards are subject to any performance criteria, any such pro rata vested portion will be payable when and to the same extent paid to other employees generally holding such awards, subject to the satisfaction of the performance criteria. In connection with any termination of Mr. Sullivan’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms. All benefits would be conditioned on Mr. Sullivan executing a Separation Agreement.

For purposes of Mr. Sullivan’s employment agreement the following definitions apply:

“Cause” means Mr. Sullivan’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Sullivan’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Company’s Compensation Committee’s discretion) is reduced, (B) his title is reduced, (C) his responsibilities as in effect immediately after March 12, 2013 are thereafter materially diminished, or (D) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment within 90 days following the happening of the action described in subsection (l) above.

James G. Gallagher

On March 12, 2013, AMC Networks entered into an employment agreement with James G. Gallagher. The agreement provides for Mr. Gallagher’s employment as Executive Vice President and General Counsel of the Company through March 12, 2016. The employment agreement provides for a minimum annual base salary of $520,000 (subject to annual review and potential increase in the discretion of the Company’s Compensation Committee) and an annual target bonus opportunity equal to 60% of his annual base salary in the discretion of the Company’s Compensation Committee. He will be eligible for our standard benefits programs and to participate in our long-term equity and other incentive programs, in each case on the same basis as similarly situated executives at the Company. The agreement provides that it is expected that Mr. Gallagher’s participation in the Company’s long-term equity and other incentive programs will consist of annual grants of cash and/or equity awards with a target value of not less than $700,000, as determined by the Compensation Committee.

Mr. Gallagher’s employment agreement provides severance benefits if Mr. Gallagher’s employment is terminated prior to March 12, 2016 (1) by the Company or (2) by Mr. Gallagher for Good Reason, and at the time of such termination under clauses (1) or (2) Cause does not exist. These benefits consist of the payment of an amount in cash equal to not less than two times the sum of Mr. Gallagher’s annual base salary and his annual target bonus as in effect at that time. In addition, Mr. Gallagher is entitled to a prorated bonus for the year of termination and, to the extent termination occurs prior to the payment of an annual bonus for the preceding year, an annual bonus for the preceding year, in each case if and when other similarly situated employees receive payment of bonuses for such years as determined by the Company’s Compensation Committee in its sole discretion (and subject to the satisfaction of any applicable Company and business-unit performance objectives without adjustment for individual performance). Finally, the Company’s Compensation Committee will consider, in good faith, approving the vesting of Mr. Gallagher’s outstanding equity and cash incentive awards on a pro rata basis, provided that, to the extent any such awards are subject to any performance criteria, any such pro rata vested portion will be payable when and to the same extent paid to other employees generally holding such awards, subject to the satisfaction of the performance criteria.

In connection with any termination of Mr. Gallagher’s employment, other than as specifically provided above, all equity or cash incentive grants or awards he may then have outstanding will be treated in accordance with their terms. All benefits would be conditioned on Mr. Gallagher executing a Separation Agreement.

For purposes of Mr. Gallagher’s employment agreement the following definitions apply:

“Cause” means Mr. Gallagher’s (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

Termination for “Good Reason” means that (1) without Mr. Gallagher’s consent, (A) his base salary or annual bonus target (as each may be increased from time to time in the Company’s Compensation Committee’s discretion) is reduced, (B) his title is reduced, (C) his responsibilities as in effect immediately after March 12, 2013 are thereafter materially diminished, or (D) the Company requires that his principal office be located more than 50 miles from Manhattan; (2) he has given the Company written notice, referring specifically to the employment agreement and the Good Reason definition, that he does not consent to such action; (3) the Company has not corrected such action within 30 days of receiving such notice; and (4) he voluntarily terminates his employment within 90 days following the happening of the action described in subsection (l)  above.

Termination and Severance

This section describes the payments that would be received by executive officers from the Company upon various termination of employment scenarios.

Separation from the Company

Payments may be made to employees upon the termination of their employment with the Company depending upon the circumstances of their termination, which include termination by the Company with cause or without cause, termination by the employee for good reason, other voluntary termination by the employee, retirement, death, disability, or termination following a change in control of the Company or following a going-private transaction. Certain of these circumstances are addressed in employment agreements between the Company and the executives. The information under “Separation from the Company” assumes that the NEO was employed by the Company under his applicable agreement, if any, and his employment terminated as of December 31, 2012. For a description of termination provisions in the employment agreements, see “Employment Agreements” above. In addition, award agreements for any long-term incentives will also address some of these circumstances.

Quantification of Termination and Severance

The following tables set forth a quantification of estimated severance and other benefits payable to our NEOs under various circumstances regarding the termination of their employment. In calculating these severance and other payments, we have taken into consideration or otherwise assumed the following:

Termination of employment occurred after the close of business on December 31, 2012. Payment calculations are based upon the applicable NEO’s employment agreement, if any, as in effect on that date.

We have valued equity awards using the closing market price of Class A Common Stock on the NASDAQ on December 31, 2012, the last trading day of the year, of $49.50.

In the event of termination of employment, the payment of certain long-term incentive awards and other amounts may be delayed, depending upon the terms of each specific award agreement, the provisions of the applicable NEO’s employment agreement and the applicability of Section 409A. In quantifying aggregate termination payments, we have not taken into account the timing of the payments and we have not discounted the value of payments that would be made over time, except where otherwise disclosed.

We have assumed that all performance metrics for performance-based awards are achieved (but not exceeded).

Benefits Payable As a Result of Voluntary Termination of Employment by Employee, Retirement or Termination of Employment by the Company for Cause

In the event of voluntary termination of employment by the executive, retirement or termination by the Company for cause, none of our NEOs would have been entitled to any payments at December 31, 2012.

Benefits Payable As a Result of Termination of Employment by the Company Without Cause or by Employee For Good Reason*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	$7,680,000(1)	$4,142,000(1)	—	—
Pro rata bonus	—	$3,558,400(2)	—	—	—
Unvested restricted stock	—	$11,116,265(3)	—	—	—
Unvested stock options	—	—	—	—	—
Cash performance awards	—	$6,846,000(4)	—	—	—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2012 or any pension or other vested retirement benefits.

(1)	Represents severance equal to two times the sum of the executive’s salary and target bonus in accordance with the executive’s employment agreement.

(2)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(3)	Represents full vesting of the executive’s outstanding restricted stock awards in accordance with the executive’s employment agreement.

(4)	Represents full vesting of the executive’s outstanding cash performance awards in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment Due to Death*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	—	—	—	—
Salary	$400,000(1)	—	—	—	—
Pro rata bonus		$3,558,400(2)	—	—	—
Unvested restricted stock	$2,924,757(3)	$11,116,265(3)	$2,272,694(3)	$897,188(3)	$766,112(3)
Unvested stock options	—	—	—	—	—
Cash performance awards	$180,000(5)	$6,846,000(4)	$1,416,667(5)	$395,833(5)	$500,000(5)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2012 or any pension or other vested retirement benefits.

(1)	Represents one year of base salary.

(2)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(3)	Represents full vesting of the executive’s outstanding restricted stock awards.

(4)	Represents full vesting of the executive’s outstanding cash performance awards in accordance with the executive’s employment agreement.

(5)	Represents pro rata vesting of the executive’s outstanding cash performance awards; the remaining amounts of the executive’s performance awards would be forfeited.

Benefits Payable As a Result of Termination of Employment Due to Disability*

Elements	Mr. Dolan	Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—	—	—	—	—
Salary	$200,000(1)	—	—	—	—
Pro rata bonus	$973,000(2)	$3,558,400(3)	—	—	—
Unvested restricted stock	—	$11,116,265(4)	—	—	—
Unvested stock options	—	—	—	—	—
Cash performance awards	—	$6,846,000(5)	—	—	—

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2012 or any pension or other vested retirement benefits.

(1)	Represents six months of base salary payable in accordance with the executive’s employment agreement.

(2)	Represents a bonus for the year in which the termination occurred in accordance with the executive’s employment agreement.

(3)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(4)	Represents full vesting of the executive’s outstanding restricted stock awards in accordance with the executive’s employment agreement.

(5)	Represents full vesting of the executive’s outstanding cash performance awards in accordance with the executive’s employment agreement.

Benefits Payable As a Result of Termination of Employment In Connection with a Change in Control or Going Private Transaction(1)*

Elements	Mr. Dolan		Mr. Sapan	Mr. Carroll	Mr. Sullivan	Mr. Gallagher
Severance	—		$7,680,000(2)	$4,142,000(2)	—	—
Pro rata bonus	—		$3,558,400(3)	—	—	—
Unvested restricted stock	$2,924,757	(5)	$11,116,265(4)	$2,272,694(5)	$897,188(5)	$766,112(5)
Unvested stock options	—		—	—	—	—
Cash performance awards	$540,000	(7)	$6,846,000(6)	$2,300,000(7)	$812,500(7)	$780,000(7)

*	The amounts in this table do not include any payments or awards that were vested at December 31, 2012 or any pension or other vested retirement benefits.

(1)	The numbers presented in this table reflect amounts payable as a result of termination of employment by the executive for “Good Reason” or by the Company “without Cause” following a change in control. The amounts payable as a result of such termination following a going private transaction are generally equal to or less than the amounts payable as a result of termination of employment by the executive or the Company following a change in control.

(2)	Represents severance equal to two times the sum of the executive’s salary and target bonus.

(3)	Represents a pro rata annual bonus for the year in which the termination occurred, payable to the same extent as annual bonuses are paid to the other executives, without regard to individual performance in accordance with the executive’s employment agreement.

(4)	Represents full vesting of the executive’s outstanding restricted stock awards in accordance with the executive’s employment agreement.

(5)	Represents full vesting of the executive’s outstanding restricted stock awards. Upon a change in control or going private transaction, Messrs. Carroll, Sullivan and Gallagher will be entitled to either (in the Compensation Committee’s discretion) (a) cash equal to the unvested shares multiplied by the per share price paid in the change in control or going private transaction, or (b) if the successor entity is a publicly traded company, a replacement restricted share award from the successor entity with the same terms. Any such cash award would be payable upon the earliest of (x) the date the units were originally scheduled to vest so long as the executive remains continuously employed, (y) a termination without cause or a resignation with good reason within three years of the change in control, or (z) only if the Compensation Committee elects clause (a) above and the successor entity is not a publicly traded company, upon a resignation for any reason that occurs at least six months, but no more than nine months following the change in control or going private transaction.

(6)	Represents full vesting of the executive’s outstanding cash performance awards in accordance with the executive’s employment agreement.

(7)	Represents full vesting of the executive’s outstanding cash performance awards pursuant to the terms of these award agreements.

Equity Compensation Plan Information

The following table shows the total number of outstanding options and shares available for other future issuances under all of our equity compensation plans as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)(a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (2)(c)
Equity compensation plans approved by security holders	998,520	$29.46	2,721,046
Equity compensation plans not approved by security holders	—	—	—
Total	998,520	$29.46	2,721,046

(1)	Includes the following plans: Employee Stock Plan and the Director Stock Plan. Approximately 493,627 shares of this amount relate to options held by Cablevision’s, AMC Networks’ and MSG’s employees.

(2)	In March 2013, the Compensation Committee granted awards of restricted stock covering an aggregate of 365,509 shares. The number of shares remaining available for future issuance in column (c) has not been reduced to reflect these shares.

OUR EXECUTIVE OFFICERS

The following individuals are our executive officers:

Mr. Charles F. Dolan[1]	Executive Chairman

Mr. Joshua W. Sapan	President and Chief Executive Officer

Mr. Edward A. Carroll	Chief Operating Officer

Mr. Sean S. Sullivan	Executive Vice President and Chief Financial Officer

Mr. James G. Gallagher	Executive Vice President and General Counsel

Mr. John P. Giraldo	Chief Accounting Officer

(1)	The biography for Charles F. Dolan appears above under “Proposal 1 — Election of Directors — Directors Elected by Class B Common Stockholders.”

JOSHUA W. SAPAN, 62, President and Chief Executive Officer of the Company since March 9, 2011. Chief Executive Officer of Rainbow Media Holdings LLC since 1995. Chief Operating Officer of Rainbow Media Holdings LLC from 1991 to 1995. President of AMC and Bravo from 1987 to 1991. Serves on the boards of The Cable Center, the Cable & Telecommunications Association for Marketing (CTAM) Educational Foundation, the International Radio and Television Society (IRTS) Foundation, the Museum of the Moving Image, the Hebrew Home for the Aged, People for the American Way, WNYC Radio and The New School University.

EDWARD A. CARROLL, 49, Chief Operating Officer of the Company since June 6, 2011. Various positions at Rainbow Media Holdings LLC since 1987, including as Chief Operating Officer of Rainbow Entertainment Services since January 2009; President of Rainbow Entertainment Services from 2004 to 2009; and General Manager of IFC and/or Bravo from 1997 to 2004.

SEAN S. SULLIVAN, 46, Executive Vice President and Chief Financial Officer of the Company since June 6, 2011. Chief Corporate Officer of Rainbow Media Holdings LLC since September 2010. Chief Financial Officer of HiT Entertainment from 2009 to 2010. Chief Financial Officer and President of Commercial Print and Packaging division of Cenveo, Inc. from 2005 to 2008. Executive Vice President and Chief Financial Officer of Spencer Press, Inc. from 2004 to 2005. Executive Vice President of Burton Capital Management from 2003 to 2004. Senior Vice President, Finance and Corporate Development for Moore Corporation Limited from 2001 to 2002.

JAMES G. GALLAGHER, 54, Executive Vice President and General Counsel of the Company since June 6, 2011. Executive Vice President and General Counsel of Rainbow Media Holdings LLC since February 2008. Executive Vice President and General Counsel of Tommy Hilfiger Corporation from 2005 to 2006. Executive Vice President and General Counsel of HSN (Home Shopping Network) from 1996 to 2002.

JOHN P. GIRALDO, 45, Chief Accounting Officer of the Company since June 6, 2011. Senior Vice President and Chief Accounting Officer of Scholastic Corporation from 2009 to 2011. Vice President, Controller of MTV Games from 2008 to 2009. Senior Vice President, Corporate Accounting at New Line Cinema from 2002 through 2008. Vice President of Finance at Major League Soccer from 1998 to 2001.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE

Relationship Between Us and Cablevision and MSG

As a result of the Distribution, Cablevision no longer holds a common stock ownership interest in us. However, Cablevision, MSG and we continue to be under the control of Charles F. Dolan, members of his family and certain related family entities.

For purposes of governing the ongoing relationships between Cablevision and us and to provide for our orderly transition from a wholly owned subsidiary of Cablevision to a separate, public listed company, Cablevision and we entered into the agreements described in this section.

Certain of the agreements summarized in this section have been included as exhibits to our Annual Report on Form 10-K, and the following summaries of those agreements are qualified in their entirety by reference to the agreements as so filed.

Distribution Agreement

On June 6, 2011, we entered into the Distribution Agreement with Cablevision and CSC Holdings as part of a series of transactions pursuant to which we received all of the limited liability company interests in RMH, the wholly owned indirect subsidiary of Cablevision through which Cablevision historically conducted the AMC Networks business.

Under the Distribution Agreement, Cablevision provides us with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) Cablevision’s businesses (other than businesses of ours); (ii) certain identified claims or proceedings; (iii) any breach by Cablevision of its obligations under the Distribution Agreement; and (iv) any untrue statement or omission in our Registration Statement on Form 10 filed with the SEC (the “Registration Statement”) or in the related Information Statement relating to Cablevision and its subsidiaries (the “Information Statement”). We provide Cablevision with indemnities with respect to liabilities, damages, costs and expenses arising out of any of (i) our businesses; (ii) any breach by the Company of its obligations under the Distribution Agreement; and (iii) any untrue statement or omission in the Registration Statement or Information Statement other than any such statement or omission relating to Cablevision and its subsidiaries.

In the Distribution Agreement, we release Cablevision from any claims we might have arising out of:

•	the management of the businesses and affairs of AMC Networks on or prior to the Distribution;

•	the terms of the Distribution, our Amended and Restated Certificate of Incorporation, our By-Laws and the other agreements entered into in connection with the Distribution;

•	the financing transactions in connection with the Distribution (the “Financing Transactions”); and

•	any decisions that were made, or actions taken, relating to AMC Networks, the Distribution or the Financing Transactions.

The Distribution Agreement also provides for access to records and information, cooperation in defending litigation, as well as methods of resolution for certain disputes.

Financing Arrangements

In connection with the Financing Transactions, we entered into various agreements with CSC Holdings relating to the issuance of our debt and the subsequent exchange of that debt in satisfaction of outstanding debt of

Cablevision or CSC Holdings. See “Description of Financing Transactions and Certain Indebtedness — Financing Transactions in Connection with the Distribution — Cablevision Debt Exchange” in the Registration Statement.

Transition Services Agreement

On June 6, 2011, we entered into a Transition Services Agreement with Cablevision under which, in exchange for the fees specified in such agreement, Cablevision agreed to provide transition services with regard to such areas as information systems, risk management and employee services, compensation and benefits. Under the Transition Services Agreement, we also provide certain services to MSG on behalf of Cablevision in connection with the MSG Distribution.

We provide transition services to Cablevision and MSG with regard to our information technology systems that we and Cablevision may share. The Company and Cablevision, as parties receiving services under the agreement, agreed to indemnify the party providing services for losses incurred by such party that arise out of or are otherwise in connection with the provision by such party of services under the agreement, except to the extent that such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. Similarly, each party providing services under the agreement agreed to indemnify the party receiving services for losses incurred by such party that arise out of or are otherwise in connection with the indemnifying party’s provision of services under the agreement if such losses result from the providing party’s gross negligence, willful misconduct or breach of its obligations under the agreement. We believe that the terms and conditions of the Transition Services Agreement are as favorable to us as those available from unrelated parties for a comparable arrangement.

Tax Disaffiliation Agreement

On June 6, 2011, we entered into a Tax Disaffiliation Agreement with Cablevision that governs Cablevision’s and our respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of audits and other tax matters following the Distribution.

We and our eligible subsidiaries previously joined with Cablevision in the filing of a consolidated return for U.S. federal income tax purposes and in the filing of certain consolidated, combined, and unitary returns for state, local, and other applicable tax purposes. However, for periods (or portions thereof) beginning after the Distribution, we generally will not join with Cablevision in the filing of any federal, state, local or other applicable consolidated, combined or unitary tax returns.

Under the Tax Disaffiliation Agreement, with certain exceptions, Cablevision is generally responsible for all of our U.S. federal, state, local and other applicable income taxes for any taxable period or portion of such period that ended on or before the Distribution Date. With certain exceptions, we are generally responsible for all other taxes (including certain New York City income taxes) for all taxable periods that ended on or before the Distribution Date, and all taxes that are attributable to us or one of our subsidiaries after the Distribution Date.

Notwithstanding the Tax Disaffiliation Agreement, under U.S. Treasury Regulations, each member of a consolidated group is severally liable for the U.S. federal income tax liability of each other member of the consolidated group. Accordingly, with respect to periods in which we have been included in Cablevision’s consolidated group, we could be liable to the U.S. government for any U.S. federal income tax liability incurred, but not discharged, by any other member of such consolidated group. However, if any such liability were imposed, we would generally be entitled to be indemnified by Cablevision for tax liabilities allocated to Cablevision under the Tax Disaffiliation Agreement.

We are responsible for filing all tax returns for all periods ending after the Distribution Date that include us or one of our subsidiaries other than any consolidated, combined or unitary income tax return for periods after such date (if any) that includes us or one of our subsidiaries, on the one hand, and Cablevision or one of its subsidiaries (other than us or any of our subsidiaries), on the other hand. Where possible, we have waived the right to carry back any losses, credits, or similar items to periods ending prior to or on the Distribution Date, however, if we cannot waive the right, we would be entitled to receive the resulting refund or credit, net of any taxes incurred by Cablevision with respect to the refund or credit.

Generally, we have the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which we are responsible for filing a return under the Tax Disaffiliation Agreement, and Cablevision has the authority to conduct all tax proceedings, including tax audits, relating to taxes or any adjustment to taxes for which Cablevision is responsible for filing a return under the Tax Disaffiliation Agreement. However, if one party acknowledges a liability to indemnify the other party for a tax to which such proceeding relates, and provides evidence to the other party of its ability to make such payment, the first-mentioned party will have the authority to conduct such proceeding. The Tax Disaffiliation Agreement further provides for cooperation between Cablevision and the Company with respect to tax matters, the exchange of information and the retention of records that may affect the tax liabilities of the parties to the agreement.

Finally, the Tax Disaffiliation Agreement requires that none of Cablevision, the Company or any of our respective subsidiaries will take, or fail to take, any action where such action, or failure to act, would be inconsistent with or preclude the Distribution from qualifying as a tax-free transaction to Cablevision and its stockholders under Section 355 of the Code, or would otherwise cause holders of Cablevision stock receiving our stock in the Distribution to be taxed as a result of the Distribution and certain transactions undertaken in connection with the Distribution. Additionally, for the two-year period following the Distribution, we may not engage in certain activities that may jeopardize the tax-free treatment of the Distribution to Cablevision and its stockholders, unless we receive Cablevision’s consent or otherwise obtain a ruling from the IRS or a legal opinion, in either case reasonably satisfactory to Cablevision, that the activity will not alter the tax-free status of the Distribution to Cablevision and its stockholders. Such restricted activities include:

•	entering into any transaction pursuant to which 50% or more of our equity securities or assets would be acquired, whether by merger or otherwise, unless certain tests are met;

•	issuing equity securities, if any such issuances would, in the aggregate, constitute 50% or more of the voting power or value of our capital stock;

•	certain repurchases of our common shares;

•	ceasing to actively conduct our business;

•	amendments to our organizational documents (i) affecting the relative voting rights of our stock or (ii) converting one class of our stock to another;

•	liquidating or partially liquidating; and

•	taking any other action that prevents the Distribution and related transactions from being tax-free.

Furthermore, the Tax Disaffiliation Agreement limits our ability to pre-pay, pay down, redeem, retire, or otherwise acquire the Company’s 7.75% senior unsecured notes due July 15, 2021 or the Company’s 4.75% senior unsecured notes due December 15, 2022. Moreover, we must indemnify Cablevision and its subsidiaries, officers and directors for any taxes, resulting from our action or failure to act, if such action or failure to act precludes the violation of the restrictions set forth above. Cablevision must indemnify us and our subsidiaries, officers and directors for any taxes resulting from action or failure to act, if such action or failure to act precludes the Distribution from qualifying as a tax-free transaction (including taxes imposed as a result of a violation of the restrictions set forth above).

Employee Matters Agreement

On June 6, 2011, we entered into an Employee Matters Agreement with Cablevision that allocates assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs and certain other related matters.

In general, for a transition period following the Distribution, our employees participated in various Cablevision retirement, health and welfare, and other employee benefit plans. Our employees have transitioned off of all Cablevision benefit plans onto Company benefit plans (other than the Cablevision 401(k) Plan and the Excess Savings Plan). Effective as of the Distribution Date, we and Cablevision are each responsible for our respective employees and compensation plans.

AMC Networks Broadcasting & Technology Services Agreement

AMC Networks Broadcasting & Technology, a wholly owned indirect subsidiary of AMC Networks, entered into services agreements with subsidiaries of MSG, for the provision by AMC Networks Broadcasting & Technology of certain transponder services and technical support services in connection therewith.

VOOM Litigation Agreement

In connection with the Distribution, CSC Holdings and AMC Networks and Rainbow Programming Holdings, LLC, an indirect wholly owned subsidiary of AMC Networks (collectively, the “AMC Parties”) entered into the VOOM Litigation Agreement providing that from and after the Distribution Date, CSC Holdings retained full control over the pending litigation with DISH Network. Any decision with respect to settlement was to be made jointly by CSC Holdings and the AMC Parties. The VOOM Litigation Agreement provides that CSC Holdings and the AMC Parties will share equally in the proceeds (including in the value of any non-cash consideration) of any settlement or final judgment in the litigation with DISH Network that are received by subsidiaries of the Company from Voom HD. The AMC Parties were responsible for the legal fees and costs until such costs reached an agreed upon threshold, at which point CSC Holdings and the AMC Parties bore such fees and expenses equally. The allocation of the settlement proceeds between the AMC Parties and CSC Holdings was to be determined pursuant to the VOOM Litigation Agreement. The AMC Parties and CSC Holdings agreed that, pending a final determination of the allocation of the settlement proceeds, $350 million of the cash proceeds would be distributed to each of the Company and Cablevision. Accordingly, the portion disbursed to the Company is included in cash and cash equivalents in the consolidated balance sheet at December 31, 2012. The final amount to be allocated to the Company was determined pursuant to an agreement entered into by Cablevision and the Company on April 8, 2013 (the “Allocation Agreement”). Under the Allocation Agreement, the Company retained $175 million of the settlement proceeds and paid to Cablevision $175 million of the $350 million previously disbursed to it. See “Legal Proceedings — DISH Network Contract Dispute” of our Annual Report on Form 10-K for the year ended December 31, 2012 for a description of the VOOM litigation and the 8-K filed on April 8, 2013 for more information about the Allocation Agreement.

Other Arrangements and Agreements with Cablevision

Cablevision is a party to affiliation agreements with each of AMC, WE tv, IFC and Sundance Channel relating to the carriage of those programming networks on Cablevision’s cable television systems. The Company has also entered into a number of other commercial and technical arrangements and agreements with Cablevision and its subsidiaries, none of which are material to the Company. These include arrangements for the Company’s provision of technical and transport services and vendor services, and access to technology.

Equity Administration Agreement with MSG

On June 30, 2011, we entered into an Equity Administration Agreement with MSG that sets forth responsibilities and liabilities of the parties regarding vesting, exercise and forfeiture of stock options, stock appreciation rights and restricted shares: (i) of the Company that are held by employees or former employees of MSG; and (ii) of MSG that are held by employees or former employees of the Company.

Aircraft Arrangements with Cablevision and Certain Dolan Family Members

RMH has entered into a Time Sharing Agreement with CSC Transport, Inc. (“CSC Transport”), a subsidiary of Cablevision, pursuant to which CSC Transport leases to RMH, on a “time-sharing” basis, a Gulfstream Aerospace G-V aircraft and three helicopters. RMH pays CSC Transport an amount equal to the actual non-fuel expenses of each flight it elects to utilize and 200% of the actual fuel usage for such flights, but not exceeding the maximum amount payable under Federal Aviation Administration (“FAA”) rules. In calculating the amounts payable under the agreement, RMH and CSC Transport will allocate in good faith the treatment of any flight that is for the benefit of both RMH and Cablevision. The agreement became effective as of the Distribution Date. During 2012, RMH paid CSC Transport $53,694 under this agreement.

RMH has entered into a Time Sharing Agreement with The Dolan Family Office, LLC (“DFO LLC”), a company controlled by Charles F. Dolan, the Executive Chairman and a director of the Company. Under this agreement, DFO LLC has agreed to sublease to RMH, on a “time sharing” basis, a Gulfstream Aerospace GIV-SP aircraft. The Company pays DFO LLC an amount equal to the actual non-fuel expenses of each flight it elects to utilize and 200% of the actual fuel usage for such flights, but not exceeding the maximum amount payable under FAA rules. The agreement became effective as of the Distribution Date. During 2012, RMH paid DFO LLC $11,200 under this agreement.

RMH entered into an Aircraft Dry Lease Agreement, which became effective as of the Distribution Date, with New York Aircam Corp., an entity owned by Patrick F. Dolan, a director of the Company, pursuant to which RMH may lease a Cessna aircraft owned by that entity at a cost of $650 per hour plus the actual costs of operating the aircraft during the lease periods. RMH is also responsible for obtaining and paying the cost of the flight crew to operate the aircraft. During 2012, RMH paid New York Aircam Corp. $9,168 under this agreement. RMH and CSC Transport have also entered into an Aircraft Management Agreement, pursuant to which CSC Transport has agreed to provide pilots and certain other services in connection with the use by RMH of the Cessna aircraft leased by it under the dry lease with New York Aircam Corp. The agreement provides for a fee of $100 per month in addition to reimbursement of certain expenses incurred by CSC Transport in connection with the provision of services thereunder. During 2012, RMH paid CSC Transport $1,800 under this agreement.

See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for a description of registration rights agreements among Dolan family interests and the Company.

4.75% Senior Notes due 2022

In connection with underwriting a portion of the Company’s $600 million in aggregate principal amount of its 4.75% senior unsecured notes due December 15, 2022, issued on December 17, 2012, Guggenheim Partners, of which Mr. Schwartz is the executive chairman, earned a $525,000 underwriting fee.

CERTAIN RELATIONSHIPS AND POTENTIAL CONFLICTS OF INTEREST

Charles F. Dolan serves as the Executive Chairman of the Company and as the Chairman of Cablevision. In addition, ten of the members of our Board of Directors also serve as directors of Cablevision and/or MSG concurrently with their service on our Board of Directors. Therefore, these directors may have actual or apparent conflicts of interest with respect to matters involving or affecting each company. For example, there is the potential for a conflict of interest when we, Cablevision or MSG consider certain acquisitions and other corporate opportunities that may be suitable for us and either or both of them. Also, conflicts may arise if there are issues or disputes under the commercial arrangements that exist between Cablevision or MSG and us. In addition, certain of our officers and directors own Cablevision and MSG stock and options to purchase Cablevision or MSG stock. These ownership interests could create actual, apparent or potential conflicts of interest when these individuals are faced with decisions that could have different implications for the Company and Cablevision or MSG. See “Related Party Transaction Approval Policy” below for a discussion of certain procedures we instituted to help ameliorate any such potential conflicts that may arise.

The Company’s Amended and Restated Certificate of Incorporation acknowledges that the Company may have overlapping directors and officers with Cablevision and its subsidiaries and successors or MSG and its subsidiaries and successors and that the Company may engage in material business transactions with such entities. The Company has renounced its rights to certain business opportunities and the Company’s Amended and Restated Certificate of Incorporation provides that in certain circumstances our directors and officers will not have liability to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Cablevision or any of its subsidiaries or MSG or any of its subsidiaries instead of the Company, or does not refer or communicate information regarding such corporate opportunity to the Company. These provisions in our Amended and Restated Certificate of Incorporation also expressly validate certain contracts, agreements, arrangements and transactions (and amendments, modifications or terminations thereof) between the Company and Cablevision, MSG and/or any of their respective subsidiaries and provide that, to the fullest extent permitted by law, the actions of the overlapping directors and officers in connection therewith are not breaches of fiduciary duties owed to the Company or its stockholders.

RELATED PARTY TRANSACTION APPROVAL POLICY

We have adopted a written policy whereby an independent committee of our Board of Directors reviews and approves or takes such other action as it may deem appropriate with respect to transactions involving the Company and its subsidiaries, on the one hand, and in which any director, officer, greater than 5% stockholder of the Company or any other “related person” as defined in Item 404 has or will have a direct or indirect material interest. This approval requirement covers any transaction that meets the related party disclosure requirements of the SEC as set forth in Item 404, which currently apply to transactions (or any series of similar transactions) in which the amount involved exceeds $120,000. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of those transactions. The policy does not cover decisions on compensation or benefits or the hiring or retention of any person. The hiring or retention of executive officers is determined by our full Board of Directors. Compensation of executive officers is subject to the approval of our Compensation Committee. This policy also does not cover any pro rata distributions to all Company stockholders, including a pro rata distribution of our Class A Common Stock to holders of our Class A Common Stock and our Class B Common Stock to holders of our Class B Common Stock. No director on an independent committee will participate in the consideration of a related party transaction with that director or any related person of that director.

Our Board of Directors has also adopted a special approval policy for transactions with Cablevision and its subsidiaries or with MSG and its subsidiaries (collectively, the “Other Company”) whether or not such transactions qualify as “related party” transactions described above. Under this policy, the independent committee oversees approval of all transactions and arrangements between the Company and its subsidiaries, on the one hand, and the Other Company, on the other hand, in which the amount exceeds the dollar threshold set forth in Item 404. To simplify the administration of the approval process under this policy, the independent committee may, where appropriate, establish guidelines for certain of these transactions. The approval requirement does not apply to the implementation and administration of these intercompany arrangements under the Related Party Transaction Approval Policy but does cover any amendments, modifications, terminations or extensions, other than ministerial, nonsubstantive amendments or modifications, as well as the handling and resolution of any disputes. Our executive officers and directors who are also senior executives or directors of the Other Company may participate in the negotiation, execution, implementation, amendment, modification, or termination of these intercompany arrangements, as well as in any resolution of disputes thereunder, on behalf of either or both of the Company and the Other Company, in each case under the direction of an independent committee or the comparable committee of the board of directors of the Other Company.

Our Related Party Transaction Approval Policy cannot be amended or terminated without the prior approval of a majority of the independent directors and by a majority of the directors elected by our Class B Common Stockholders. For purposes of this policy, “independent directors” means those directors who have been determined by our Board to be independent directors for purposes of NASDAQ corporate governance standards.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10 percent of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require AMC Networks to identify anyone who failed to file a required report or filed a late report during 2012. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure.

STOCK OWNERSHIP TABLE

The table sets forth certain information as of April 1, 2013, except as noted below, with respect to the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by (i) each person the Company believes beneficially holds more than 5% of any class of the outstanding shares of the Company’s based solely on the Company’s review of SEC filings; (ii) each director or director nominee of the Company and (iii) each named executive officer of the Company.

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Dolan Family Group (3)	Class A common stock	976,031	1.62%	66.66%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	11,784,408	100%	—

Charles F. Dolan (3)(4)(5)(6)(20)(21)(28)(30)(31)(32)	Class A common stock	470,816	*	31.41%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	5,551,277	47.11%	—

Helen A. Dolan (3)(4)(5)(6)(20)(21)(28)(30)(31)(32)	Class A common stock	470,816	*	31.41%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	5,551,277	47.11%	—

Joshua W. Sapan (6)(28)(30)	Class A common stock	290,062	*	*
	Class B common stock	—	*	—

Edward A. Carroll (6)(28)(29)(30)	Class A common stock	33,661	*	*
	Class B common stock	—	*	—

Sean S. Sullivan (28)(30)	Class A common stock	6,819	*	*
	Class B common stock	—	*	—

James G. Gallagher (28)(30)	Class A common stock	10,490	*	*
	Class B common stock	—	*	—

William J. Bell (8)	Class A common stock	5,000	*	*
	Class B common stock	—	*	—

James L. Dolan (3)(6)(8)(9)(11)(27)(28)(29)	Class A common stock	240,606	*	6.25%
P.O. Box 420 Oyster Bay, NY 11771	Class B common stock	1,089,487	9.25%	—

Kristin A. Dolan (6)(8)(9)(11)(27)(28)(29)	Class A common stock	240,606	*	6.25%
P.O. Box 420 Oyster Bay, NY 11771	Class B common stock	1,089,487	9.25%	—

Patrick F. Dolan (3)(6)(8)(12)(25)(28)	Class A common stock	16,829	*	5.69%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	1,012,491	8.59%	—

Thomas C. Dolan (3)(8)(13)(26)(28)	Class A common stock	58,370	*	5.40%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	956,029	8.11%	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Brian G. Sweeney (3)(6)(8)(14)(15)(23)(28)	Class A common stock	87,162	*	7.48%
1111 Stewart Avenue Bethpage, NY 11714	Class B common stock	1,324,261	11.24%	—

Marianne Dolan Weber (3)(7)(8)(16)(24)	Class A common stock	51,014	*	5.63%
P.O. Box 420 Oyster Bay, NY 11771	Class B common stock	999,121	8.48%	—

Neil M. Ashe (8)(29)	Class A common stock	45	*	*
	Class B common stock	—	—

Alan D. Schwartz (8)	Class A common stock	—	—	—
	Class B common stock	—	—	—

Leonard Tow (7)(8)	Class A common stock	8,139	*	*
	Class B common stock	—	—	—

Robert C. Wright (8)	Class A common stock	—	—	—
	Class B common stock	—	—	—

All executive officers and directors as a group (4)(5)(6)(7)(8)(9)(11)(12)(13)(14)(15) (16)(23)(24)(25)(26)(27)(28)(29)(30)(31)(32)	Class A common stock	1,279,013	2.12%	62.05%
	Class B common stock	10,932,666	92.77%	—

Kathleen M. Dolan (3)(10)(22)(23)(24) (25)(26)(27)	Class A common stock	277,884	*	31.56%
94B Bowman Road Barnard, VT 05031	Class B common stock	5,603,448	47.55%	—

Deborah A. Dolan-Sweeney (3)(6)(8)(14)(15) (23)(28)	Class A common stock	87,162	*	7.48%
c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	1,324,261	11.24%	—

Paul J. Dolan (3)(17)(22)(27)	Class A common stock	190,207	*	11.02%
Progressive Field, 2401 Ontario St. Cleveland, OH 44115	Class B common stock	1,945,899	16.51%	—

Mary S. Dolan (3)(18)(23)(25)	Class A common stock	62,933	*	10.72%
300 So. Riverside Plaza, Suite 1480 Chicago, IL 60606	Class B common stock	1,904,956	16.17%	—

Matthew J. Dolan (3)(19)(24)(26)	Class A common stock	90,887	*	10.25%
Corporate Place, 100 7th Avenue, Suite 150 Chardon, OH 44024	Class B common stock	1,817,760	15.43%	—

Lawrence J. Dolan (3)(20)(31)(32)	Class A common stock	2,300	*	24.88%
Progressive Field, 2401 Ontario St. Cleveland, OH 44115	Class B common stock	4,434,556	37.63%	—

David M. Dolan (3)(21)(31)(32)	Class A common stock	309,868	*	25.05%
7 Glenmaro Lane St. Louis, MO 63131	Class B common stock	4,434,556	37.63%	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Charles F. Dolan Children Trust (3)(22)	Class A common stock	47,864	*	5.18%
FBO Kathleen M. Dolan P.O. Box 420 Oyster Bay, NY 1771	Class B common stock	918,981	7.80%	—

Charles F. Dolan Children Trust (3)(23)	Class A common stock	47,864	*	5.18%
FBO Deborah A. Dolan-Sweeney c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	918,981	7.80%	—

Charles F. Dolan Children Trust (3)(24)	Class A common stock	47,864	*	5.02%
FBO Marianne Dolan Weber P.O. Box 420 Oyster Bay, NY 11771	Class B common stock	890,802	7.56%	—

Charles F. Dolan Children Trust (3)(25)	Class A common stock	—	*	4.97%
FBO Patrick F. Dolan c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	886,015	7.52%	—

Charles F. Dolan Children Trust (3)(26)	Class A common stock	39,886	*	5.22%
FBO Thomas C. Dolan c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	926,958	7.87%	—

Charles F. Dolan Children Trust (3)(27)	Class A common stock	39,886	*	5.22%
FBO James L. Dolan P.O. Box 420 Oyster Bay, NY 11771	Class B common stock	926,958	7.87%	—

Charles F. Dolan 2009 Family Trust FBO (3)(31)	Class A common stock	—	*	4.84%
Thomas C. Dolan c/o Dolan Family Office 340 Crossways Park Drive Woodbury, NY 11797	Class B common stock	862,306	7.32%	—

Charles F. Dolan 2009 Family Trust FBO (3)(32)	Class A common stock	—	*	4.65%
James L. Dolan P.O. Box 420 Oyster Bay, NY 11771	Class B common stock	828,245	7.03%	—

Paulson & Co. Inc. (33)	Class A common stock	5,930,000	9.74%	3.33%
1251 Avenue of the Americas New York, NY 10020	Class B common stock	—	—	—

ClearBridge Advisors, LLC (34)	Class A common stock	4,307,827	7.08%	2.42%
620 8th Avenue New York, NY 10018	Class B common stock	—	—	—

Wellington Management Company, LLP (35)	Class A common stock	4,621,348	7.59%	2.59%
280 Congress Street Boston, MA 02210	Class B common stock	—	—	—

Name and Address	Title of Stock Class(1)	Beneficial Ownership(1)(2)	Percent of Class	Combined Voting Power of All Classes of Stock Beneficially Owned(1)(2)
Luxor Capital Group, LP (36)	Class A common stock	3,839,183	6.31%	2.15%
1114 Avenue of the Americas New York, NY 10036	Class B common stock	—	—	—

BlackRock Inc. (37)	Class A common stock	3,282,246	5.39%	1.84%
55 East 52nd Street New York, NY 10055	Class B common stock	—	—	—

*	Less than 1%.

(1)	Beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding and relationship or otherwise. Unless indicated, beneficial ownership disclosed consists of sole voting and investment power. Beneficial ownership of Class A common stock is exclusive of the shares of Class A common stock that are issuable upon conversion of shares of Class B common stock.

(2)	Shares of Class B common stock are convertible into shares of Class A common stock at the option of the holder on a share for share basis. The holder of one share of Class A common stock has one vote per share at a meeting of our stockholders and the holder of one share of Class B common stock has 10 votes per share at a meeting of our stockholders, except in the separate elections of directors. Holders of Class A common stock have the right to elect 25% of the Board of Directors rounded up to the nearest whole director and the holders of Class B common stock have the right to elect the remaining members of the Board of Directors.

(3)	Members of the Dolan family have formed a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934. The members of this group (the “Group Members”) are: Charles F. Dolan, individually and as Trustee of the Charles F. Dolan 2011 Grantor Retained Annuity Trust #1A (“CFD 2011 GRAT”) and the Charles F. Dolan 2009 Revocable Trust (“CFD 2009 Trust”); Helen A. Dolan, individually and as Trustee of the Helen A. Dolan 2011 Grantor Retained Annuity Trust #IA (“HAD 2011 GRAT”) and the Helen A. Dolan 2009 Revocable Trust (“HAD 2009 Trust”); James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the “Dolan Children Trusts,” and individually, a “Dolan Children Trust”) and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne Dolan Weber; Deborah A. Dolan-Sweeney, individually and as Trustee of the Marianne E. Dolan Weber 2012 Descendants Trust and Patrick F. Dolan 2012 Descendants Trust; Lawrence J. Dolan, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the “2009 Family Trusts” and individually, a “2009 Family Trust”), as a Trustee of the Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan and Charles F. Dolan 2010 Grandchildren Trust FBO Descendants of James L. Dolan (hereinafter collectively referred to as the “CFD 2010 Grandchildren Trusts,” and individually, a “CFD 2010 Grandchildren Trust”) and as a Trustee of the Charles F. Dolan 2012 Descendants Trust; David M. Dolan, as a Trustee of each of the 2009 Family Trusts, each of the CFD 2010 Grandchildren Trusts and as a Trustee of the Charles F. Dolan 2012 Descendants Trust; Paul J. Dolan, as a Trustee of the Dolan Children Trusts FBO Kathleen M. Dolan and James L. Dolan and as a Trustee of the Kathleen M. Dolan 2012 Descendants Trust; Matthew J. Dolan, as a Trustee of the Dolan Children Trusts FBO Marianne Dolan Weber and Thomas C. Dolan; Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan-Sweeney and Patrick F. Dolan and as a Trustee of the Kathleen M. Dolan 2012 Descendants Trust; Brian G. Sweeney, as a Trustee of the Deborah A. Dolan-Sweeney 2012 Descendants Trust; Dolan Children Trust FBO Kathleen M. Dolan; Dolan Children Trust FBO Marianne Dolan Weber; Dolan Children Trust FBO Deborah Dolan-Sweeney; Dolan Children Trust FBO James L. Dolan; Dolan Children Trust FBO Thomas C. Dolan; Dolan Children Trust FBO Patrick F. Dolan; 2009 Family Trust FBO James L. Dolan; 2009 Family Trust FBO Thomas C. Dolan; 2009 Family Trust FBO Patrick F. Dolan; 2009 Family Trust FBO Kathleen M. Dolan; 2009 Family Trust FBO Marianne Dolan Weber; 2009 Family Trust FBO Deborah A. Dolan-Sweeney; Ryan Dolan 1989 Trust; Tara Dolan 1989 Trust; CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan; CFD 2010 Grandchildren Trust FBO Descendants of James L. Dolan; Charles F. Dolan 2012 Descendants Trust; Deborah A. Dolan-Sweeney 2012 Descendants Trust; Kathleen M. Dolan 2012 Descendants Trust; Marianne E. Dolan Weber 2012 Descendants Trust; Patrick F. Dolan 2012 Descendants Trust; CFD 2011 GRAT; and HAD 2011 GRAT. The Group Members may be deemed to beneficially own an aggregate of 12,760,439 shares of Class A common stock as a result of their beneficial ownership of (i) 976,031 shares of Class A common stock (including 697,876 shares of Class A common stock, 47,405 shares of restricted stock and 230,750 shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s Employee Stock Plan or Director Stock Plan, which on April 1, 2013, were unexercised but would be exercisable within a period of 60 days) and (ii) 11,784,408 shares of shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof. Individuals who are Group Members solely in their capacity as trustees of trusts that are Group Members beneficially own an additional 432,831 shares of Class A common stock. See footnotes (4) through (7), (9) through (28), (31) and (32).

(4)

Charles F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 173,479 shares of Class A common stock (including 40,903 shares of Class A common stock, 19,850 unvested shares of restricted stock, 111,000 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days owned personally and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 182,912 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust and 454,645 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT; and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; 198,315 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust; 280,849 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT; 2,789,966 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,535,268 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. Includes 2,789,966 shares of Class B common stock owned by the 2009 Family Trusts; 1,535,268 shares of Class B common stock owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust, which Charles F. Dolan may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefore. He disclaims beneficial ownership of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; 198,315 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust; 280,849 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT; 2,789,966 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,535,268 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. See footnotes (5), (6), (20), (21), (31) and (32).

(5)

Helen A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of 479,164 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof (including 198,315 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2009 Trust and 280,849 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the HAD 2011 GRAT) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 297,337 shares of Class A common stock owned by the Dolan Family Foundation; an aggregate of 173,479 shares of Class A common stock (including 40,903 shares of Class A common stock, 19,850 unvested shares of restricted stock, 111,000 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days owned personally by her spouse, Charles F. Dolan, and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 182,912 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust; 454,645 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT; 2,789,966 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; 1,535,268 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. Includes 2,789,966 shares of Class B common stock owned by the 2009 Family Trusts; 1,535,268 shares of Class B common stock owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust, which Helen A. Dolan’s spouse, Charles F. Dolan, may be deemed to have the right to acquire because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor. She disclaims beneficial ownership of 297,337 shares of Class A common stock owned of the Dolan Family Foundation, an aggregate of 173,479 shares of Class A common stock (including 40,903 shares of Class A common stock, 19,850 unvested shares of restricted stock, 111,000 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days owned personally by her spouse and 1,726 shares of Class A common stock owned by the CFD 2009 Trust); 182,912 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2009 Trust; 454,645 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2011 GRAT;

2,789,966 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; and 1,535,268 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. See footnotes (4), (6), (20), (21), (31) and (32).

(6)	Includes shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s 2011 Employee Stock Plan, which on April 1, 2013, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of Class A common stock for the following individuals: Charles F. Dolan 111,000; James L. Dolan 111,000; Patrick F. Dolan 3,000; Brian G. Sweeney 3,750; Joshua W. Sapan 93,950, Edward A. Carroll 15,420, and 997,685 for all executive officers and directors as a group.

(7)	Includes shares of Class A common stock issuable upon the exercise of options granted pursuant to the Company’s 2011 Stock Plan for Non-Employee Directors, which on April 1, 2013, were unexercised but were exercisable within a period of 60 days. These amounts include the following number of shares of Class A common stock for the following individuals: Leonard Tow 2,000 and Marianne Dolan Weber 2,000.

(8)	Does not include restricted stock units granted under the Company’s 2011 Stock Plan for Non-Employee Directors, which represent a right to receive one share of Class A common stock or the cash equivalent thereof. These amounts include the following number of restricted stock units for the following individuals: James L. Dolan, 6,304; Kristin A. Dolan, 6,304; Thomas C. Dolan, 6,304; Brian G. Sweeney, 6,304; Patrick F. Dolan, 6,304; Marianne Dolan Weber, 6,304; William J. Bell 6,304; Neil M. Ashe 6,304; Alan D. Schwartz 6,304; Leonard Tow 6,304; and Robert C. Wright 6,304.

(9)	James L. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 186,878 shares of Class A common stock (including, 56,178 shares of Class A common stock, 19,700 unvested shares of restricted stock and 111,000 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days) owned personally; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; and an aggregate of 1,925 shares of Class A common stock held as custodian for one or more of his children and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 7,217 shares of Class A common stock (including 5,661 shares of Class A common stock, 1,155 unvested shares of restricted stock and 401 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally by his spouse, Kristin A. Dolan; 1,250 shares of Class A common stock owned jointly with his spouse; 3,450 shares of Class A common stock owned by members of his household; 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of an aggregate of 1,925 shares of Class A common stock held as custodian for one or more of his children; 3,450 shares of Class A common stock owned by members of his household; 7,217 shares of Class A common stock (including 5,661 shares of Class A common stock, 1,155 unvested shares of restricted stock and 401 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally by his spouse; and 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion-thereof owned by the Dolan Children Trust for his benefit.

(10)	Kathleen M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,220 shares of Class A common stock owned personally; 4,481 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; an aggregate of 2,300 shares of Class A common stock held as custodian for one or more minor children; and an aggregate of 30,312 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 223,364 shares of Class A common stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts (of which 918,981 shares are held for her benefit) and for which she serves as co-trustee; and 99,960 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of an aggregate of 2,300 shares of Class A common stock held as custodian for one or more minor children, an aggregate of 30,312 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust for which she serves as trustee; an aggregate of 223,364 shares of Class A common stock owned by the Dolan Children Trusts (of which 47,864 shares are held for her benefit) and an aggregate of 5,468,695 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts of which 918,981 shares are held for her benefit; and 99,960 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(11)	Kristin A. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 7,217 shares of Class A common stock (including 5,661 shares of Class A common stock, 1,155 unvested shares of restricted stock and 401 shares of Class A common stock held in the Cablevision 401(k) Savings Plan’s Cablevision Stock Fund) owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 186,878 shares of Class A common stock (including 56,178 shares of Class A common stock, 19,700 unvested shares of restricted stock and 111,000 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse, James L. Dolan; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by her spouse; 1,250 shares of Class A common stock owned jointly with her spouse; an aggregate of 1,925 shares of Class A common stock held by her spouse as custodian for one or more of his children; 3,450 shares of Class A common stock owned by members of her household; 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse. She disclaims beneficial ownership of an aggregate 1,925 shares of Class A common stock held by her spouse as custodian for one or more of his children; 3,450 shares of Class A common stock owned by members of her household; 186,878 shares of Class A common stock (including 56,178 shares of Class A common stock, 19,700 unvested shares of restricted stock and 111,000 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse; 162,529 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by her spouse; and 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of her spouse.

(12)	Patrick F. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 12,167 shares of Class A common stock (including 7,517 shares of Class A common stock, 1,650 unvested shares of restricted stock and 3,000 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days) owned personally; 24,444 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 1,250 shares of Class A common stock owned jointly with his spouse; 525 shares of Class A common stock owned personally by his spouse; 2,300 shares of Class A common stock owned by members of his household; 587 shares owned by the Daniel P. Mucci Trust (the “Mucci Trust”) for which he serves as co-trustee; 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit and 102,032 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Patrick F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 525 shares of Class A common stock owned personally by his spouse; 2,300 shares of Class A common stock owned by members of his household; 587 shares of Class A common stock held by the Mucci Trust; 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit; and 102,032 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Patrick F. Dolan 2012 Descendants Trust.

(13)

Thomas C. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 18,484 shares of Class A common stock (including 15,084 shares of Class A common stock, 3,400 unvested shares of restricted stock) owned personally; 29,071 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or to direct the disposition of 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit. He disclaims beneficial ownership of 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for his benefit.

(14)	Brian G. Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and dispose or direct the disposition of 31,623 shares of Class A common stock (including 26,223 shares of Class A common stock, 1,650 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days) owned personally; an aggregate of 7,675 shares Class A common stock held in trusts for his children for which he serves as co-trustee; and 197,645 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which he serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by his spouse, Deborah A. Dolan-Sweeney; 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; and an aggregate of 201,992 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust, for which his spouse serves as trustee. He disclaims beneficial ownership of the 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by his spouse; an aggregate of 7,675 shares of Class A common stock held in trusts for his children for which he serves as co-trustee; 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for the benefit of his spouse; 197,645 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and an aggregate of 201,992 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust.

(15)	Deborah A. Dolan-Sweeney may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 5,643 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally; and an aggregate of 201,992 shares of Class A Common Stock issuable upon conversion of an equal number of shares of Class B Common Stock owned of record by the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust, for which she serves as trustee and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 31,623 shares of Class A common stock (including 26,223 shares of Class A common stock, 1,650 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse, Brian G. Sweeney; an aggregate of 7,675 shares of Class A common stock held in trusts for her children for which her spouse serves as co-trustee; 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; and 197,645 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust, for which her spouse serves as trustee. She disclaims beneficial ownership of 31,623 shares of Class A common stock (including 26,223 shares of Class A common stock, 1,650 unvested shares of restricted stock and 3,750 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days) owned personally by her spouse; an aggregate of 7,675 shares of Class A common stock held in trusts for her children for which her spouse serves as co-trustee; 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; 197,645 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Deborah A. Dolan-Sweeney 2012 Descendants Trust; and an aggregate of 201,992 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust.

(16)	Marianne Dolan Weber may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 2,000 shares of Class A common stock issuable upon exercise of options which on April 1, 2013 were unexercised but were exercisable within a period of 60 days owned personally; 8,359 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned personally and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 1,150 shares of Class A common stock owned by a member of her household, and 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; and 99,960 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust. She disclaims beneficial ownership of 1,150 shares of Class A common stock owned by a member of her household; and 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trust for her benefit; and 99,960 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Marianne E. Dolan Weber 2012 Descendants Trust.

(17)	Paul J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 96,550 shares of Class A common stock (including 5,108 shares of Class A common stock held as custodian for one or more minor children and 91,442 shares of Class A common stock owned by the CFD Trust No. 10) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 5,907 shares of Class A common stock owned jointly with his spouse; an aggregate of 87,750 shares of Class A common stock and 1,845,939 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of an aggregate of 5,108 shares of Class A common stock held as custodian for one or more minor children; 91,442 shares of Class A common stock owned by the CFD Trust No. 10; an aggregate of 87,750 shares of Class A common stock and 1,845,939 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Kathleen M. Dolan and James L. Dolan; and 99,960 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(18)	Mary S. Dolan may be deemed to have (i) the sole power to vote or direct the vote and to dispose of or direct the disposition of 6,810 shares of Class A common stock held as custodian for one or more minor children and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,259 shares of Class A common stock owned jointly with her spouse; an aggregate of 47,864 shares of Class A common stock and 1,804,996 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; and 99,960 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust. She disclaims beneficial ownership of 6,810 shares of Class A common stock held as custodian for one or more minor children; an aggregate of 47,864 shares of Class A common stock and 1,804,996 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Deborah Dolan-Sweeney and Patrick F. Dolan; and 99,960 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Kathleen M. Dolan 2012 Descendants Trust.

(19)	Matthew J. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 1,750 shares of Class A common stock owned personally and 1,387 shares of Class A common stock held as custodian for his child and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of an aggregate of 87,750 shares of Class A common stock and 1,817,760 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan. He disclaims beneficial ownership of 1,387 shares of Class A common stock held as custodian for his child and an aggregate of 87,750 shares of Class A common stock and 1,817,760 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Dolan Children Trusts for the benefit of Marianne Dolan Weber and Thomas C. Dolan.

(20)	Lawrence J. Dolan may be deemed to have the shared power to vote or direct the vote of and to dispose of or direct the disposition of 2,300 shares of Class A common stock owned jointly with his spouse; an aggregate of 2,789,966 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,535,268 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of an aggregate of shares of Class B common stock and the equal number of shares of 2,789,966 Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,535,268 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust.

(21)	David M. Dolan may be deemed to have (i) the sole power to vote or direct the vote of and to dispose of or to direct the disposition of 301,556 shares of Class A common stock (including 2,351 shares of Class A common stock owned by the David M. Dolan Revocable Trust and 299,205 shares of Class A common stock owned by the Charles F. Dolan Charitable Remainder Trust) and (ii) the shared power to vote or direct the vote of and to dispose of or direct the disposition of 8,312 shares of Class A common stock (including 2,300 shares of Class A common stock owned jointly with his spouse; 5,250 shares of Class A common stock owned by the Ann H. Dolan Revocable Trust, 762 shares of Class A common stock held by his spouse as custodian for a minor child); and an aggregate of 2,789,966 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts; an aggregate of 1,535,268 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust. He disclaims beneficial ownership of 299,205 shares of Class A common stock owned by the Charles F. Dolan Charitable Remainder Trust; 5,250 shares of Class A common stock owned by the Ann H. Dolan Revocable Trust; 762 shares of Class A common stock held by his spouse as custodian for a minor child; an aggregate of 2,789,966 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the 2009 Family Trusts, an aggregate of 1,535,268 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the CFD 2010 Grandchildren Trusts; and 109,322 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by Charles F. Dolan 2012 Descendants Trust.

(22)	Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Kathleen M. Dolan.

(23)	Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 918,981 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Deborah A. Dolan-Sweeney.

(24)	Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 47,864 shares of Class A common stock and 890,802 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Marianne Dolan Weber.

(25)	Kathleen M. Dolan and Mary S. Dolan serve as co-trustees and have the shared power to vote and dispose of the 886,015 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Patrick F. Dolan.

(26)	Kathleen M. Dolan and Matthew J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO Thomas C. Dolan.

(27)	Kathleen M. Dolan and Paul J. Dolan serve as co-trustees and have the shared power to vote and dispose of the 39,886 shares of Class A common stock and 926,958 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan Children Trust FBO James L. Dolan.

(28)	Includes shares of unvested restricted stock. These amounts include the following number of shares of Class A common stock for the following individuals: Joshua W. Sapan 165,067; Edward A. Carroll 16,755; Sean S. Sullivan 6,437; James G. Gallagher 6,247; Charles F. Dolan 19,850; James L. Dolan 19,700; Kristin A. Dolan 1,155; Thomas C. Dolan 3,400; Patrick F. Dolan 1,650; and Brian G. Sweeney 1,650.

(29)	Includes 1,340 shares for Mr. Carroll held indirectly through a 401(k); 45 shares for Mr. Ashe held indirectly through an IRA; and 401 shares for Kristin A. Dolan held indirectly through a 401(k).

(30)	Does not include restricted stock units granted under the Company’s 2011 Employee Stock Plan, which represent a right to receive one share of Class A common stock or the cash equivalent thereof. The excluded number of restricted stock units for the following individuals are: Joshua W. Sapan 83,842; Edward A. Carroll 39,280; Sean S. Sullivan 21,349; Charles F. Dolan 14,483; and James G. Gallagher 12,639.

(31)	Lawrence J. Dolan and David M. Dolan serve as co-trustees and have the shared power to vote and dispose of the 862,306 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan. Charles F. Dolan may be deemed to share power to direct the disposition of the shares held by the trust because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

(32)	Lawrence J. Dolan and David M. Dolan serve as co-trustees and have the shared power to vote and dispose of the 828,245 shares of Class B common stock and the equal number of shares of Class A common stock issuable upon conversion thereof owned by the Charles F. Dolan 2009 Family Trust FBO James L. Dolan. Charles F. Dolan may be deemed to share power to direct the disposition of the shares held by the trust because he has the right to substitute assets with the trust, subject to the trustees’ reasonable satisfaction that the substitute assets received by the trust are of equal value to the trust property exchanged therefor.

(33)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2013, Paulson & Co. Inc., an investment adviser, has sole voting power over 5,930,000 shares of Class A common stock and sole dispositive power over 5,930,000 shares of Class A common stock.

(34)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2013, ClearBridge Advisors, LLC, an investment adviser, has sole voting power over 4,289,255 shares of Class A common stock and sole dispositive power over 4,307,827 shares of Class A common stock.

(35)	Based upon the most recent Schedule 13G filed with the SEC on February 14, 2013, Wellington Management Company, LLP, an investment adviser, has shared voting power over 3,332,537 shares of Class A common stock and shared dispositive power over 4,621,348 shares of Class A common stock.

(36)	Based upon the most recent Schedule 13G filed with the SEC on January 11, 2013, Luxor Capital Group, LP, an investment advisor, has shared voting power over 3,839,183 shares of Class A common stock and shared dispositive power over 3,839,183 shares of Class A common stock.

(37)	Based upon the most recent Schedule 13G filed with the SEC on January 30, 2013, BlackRock Inc., an investment adviser, has sole voting power over 3,282,246 shares of Class A common stock and sole dispositive power over 3,282,246 shares of Class A common stock.

Charles F. Dolan, members of his family and related family entities, by virtue of their ownership of Class B common stock, are able collectively to control stockholder decisions on matters in which holders of Class A common stock and Class B common stock vote together as a class, and to elect up to 75% of the Company’s Board. In addition, Charles F. Dolan, members of the Dolan family and related family entities have entered into a Class B Stockholders Agreement which has the effect of causing the voting power of these Class B stockholders to be cast as a block on all matters to be voted on by holders of Class B common stock.

Charles F. Dolan, all other holders of Class B Common Stock (other than the Charles F. Dolan Children Trusts), the Dolan Children’s Foundation, the Dolan Family Foundation and the Company have entered into a registration rights agreement (the “Dolan Registration Rights Agreement”). Under this agreement, the Company will provide to the parties to the Dolan Registration Rights Agreement (the “Dolan Parties”) (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of April 1, 2013, the Dolan Parties owned approximately 6.3 million shares of Class B Common Stock (the “Dolan Shares”), which represented approximately 53.6% of our Class B Common Stock, as well as approximately 1.2 million shares of Class A Common Stock, which represented approximately 2% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 10.4% of our Common Stock and approximately 36% of the aggregate voting power of our Common Stock.

The Charles F. Dolan Children Trusts (the “Children Trusts”) and the Company have entered into a registration rights agreement (the “Children Trusts Registration Rights Agreement”). Under this agreement, the Company will provide the Children Trusts (and, in certain cases, transferees and pledgees of shares of Class B Common Stock owned by these parties) with certain demand and piggy-back registration rights with respect to their shares of Class A Common Stock (including those issued upon conversion of shares of Class B Common Stock). As of April 1, 2013, the Children Trusts owned approximately 5.5 million shares of Class B Common Stock (the “Children Trust Shares”), which represented approximately 46.4% of our Class B Common Stock, as well as approximately 0.2 million shares of Class A Common Stock, which represented less than 1% of our Class A Common Stock. Such shares of Class B Common Stock and Class A Common Stock, collectively, represented approximately 7.9% of our Common Stock and approximately 30.8% of the aggregate voting power of our Common Stock.

In the Children Trusts Registration Rights Agreement, each Children Trust has agreed that in the case of any sale or disposition of its shares of Class B Common Stock (other than to Charles F. Dolan or other Dolan family interests) by such Children Trust, or of any of the Children Trust Shares by any other Dolan family interest to which such shares of Class B Common Stock are transferred, such stock will be converted to Class A Common Stock. The Dolan Registration Rights Agreement does not include a comparable conversion obligation, and the conversion obligation in the Children Trusts Registration Rights Agreement does not apply to the Dolan Shares.

The Dolan Registration Rights Agreement and the Children Trusts Registration Rights Agreement have been included as exhibits to our Annual Report on Form 10-K, and the foregoing discussion of those agreements is qualified in its entirety by reference to those agreements so filed.

OTHER MATTERS

Stockholder Proposals for 2014 Annual Meeting

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2014 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2014 annual meeting must submit their proposals to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary on or before December 26, 2013. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2014 proxy statement.

In accordance with our Amended By-Laws, in order for proposals to be properly brought before the 2014 annual meeting, notice of any proposal to be presented by any stockholder must be delivered to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary, not less than 60 nor more than 90 days prior to the date of the annual meeting. If, however, the date of the meeting is publicly announced or disclosed less than 70 days prior to the date of the meeting, such notice must be given not more than ten days after such date is first announced or disclosed. Any stockholder who gives notice of any such proposal shall deliver the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and set forth the stockholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder and any material interest of such stockholder in the proposal (other than as a stockholder). Any stockholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Company beneficially owned by such person, the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company), such person’s signed consent to serve as a director of the Company if elected, such stockholder’s name and address and the number and class of all shares of each class of stock of the Company beneficially owned by the stockholder.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by e-mail upon written request addressed to AMC Networks Inc., 11 Penn Plaza, New York, NY 10001; Attention: Corporate Secretary. You also may obtain our Annual Report on Form 10-K over the Internet at the Securities and Exchange Commission’s website, www.sec.gov, or at www.amcnetworks.com by clicking on “Investors,” then “Financial Information” and follow the link from our “SEC Filings” page.

Anne G. Kelly
Senior Vice President and Secretary

New York, New York

April 25, 2013

AMC NETWORKS INC. II PENN PLAZA NEW YORK, NY 10001

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ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M59360-P39391                              KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMC NETWORKS INC.

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal (1) and FOR Proposal (2), as more fully described in the accompanying Proxy Statement.

The Board of Directors recommends you vote FOR the following Director nominees:

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of the following nominees as Directors:
(01) Neil M. Ashe (04) Carl E. Vogel
(02) Alan D. Schwartz (05) Robert C. Wright
(03) Leonard Tow
The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2013				☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE PALEY CENTER FOR MEDIA

The Paley Center for Media is the site of our 2013 Annual Meeting of Stockholders.

The Paley Center for Media is located at 25 West 52nd Street, (between Fifth and Sixth Avenues), New York, New York 10019.

BY SUBWAY:

Take any of the following subway lines: E or M to Fifth Avenue and 53rd Street; N or R to 49th Street and Seventh Avenue; 1 to 50th Street and Broadway; B, D, F, or M to 47-50 Street/Rockefeller Center. The Paley Center is located on 52nd Street between Fifth and Sixth Avenues.

BY CAR OR TAXI:

From the East: Take I-495 West toward New York/Midtown Tunnel/Manhattan. Take the exit toward 38-40 Sts/37 St. Turn slight left onto East 37th Street. Take the first right onto 3rd Avenue. Turn left onto East 42nd Street. Turn right onto 6th Avenue/Avenue of the Americas. Turn right onto West 52nd Street. The Paley Center will be on the left.

From the West: Take NJ-495 East/Lincoln Tunnel toward New York City. Continue onto the Lincoln Tunnel. Take the exit toward Dyer Avenue. Keep left at the fork, follow signs for New York 9A/42 Street/Uptown/Theater District. Make slight right onto Dyer Avenue. Turn right onto West 42nd Street. Turn left onto Sixth Avenue. Turn right onto West 52nd Street. The Paley Center will be on the left.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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▲ FOLD AND DETACH HERE ▲	M59361-P39391

CLASS A PROXY

AMC NETWORKS INC.

Solicited by the Board of Directors for the

Annual Meeting of Stockholders on June 6, 2013

The undersigned hereby appoints Sean S. Sullivan, James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at The Paley Center for Media, 25 West 52nd Street, New York, New York, on Thursday, June 6, 2013, at 10:00 a.m., and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Attention participants in the Cablevision 401(k) Savings Plan or MSG Holdings, L.P. 401(k) Savings Plan: If shares of AMC Networks Inc. Class A Common Stock are held through either plan, you should complete, sign and return this proxy card to instruct Fidelity Management Trust Company, as Trustee of the Plans, how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Time, on May 31, 2013 so that the Trustee (who votes the shares on behalf of the Plans’ participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. Fidelity Management Trust Company shall not vote shares of the Company’s Class A Common Stock allocated to a participant’s account for which it has not received instructions from the Participant. Please read the enclosed Proxy Statement for more information.

Important Notice: All meeting attendees will be asked to present a valid, government-issued photo identification card (federal, state, or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 9, 2013 (the “Record Date”). If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. In addition, cameras, transmission and other recording devices, including the use of cell phones, will not be permitted at the meeting, and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc.

(Continued and to be signed on the reverse side)

AMC NETWORKS INC. II PENN PLAZA NEW YORK, NY 10001

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

Notice of Internet availability of Proxy Materials:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 5, 2013. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m., Eastern Time, on June 5, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMC Networks Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received by June 5, 2013.

If you vote by Internet or by telephone you do NOT need to mail back your proxy card.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by AMC Networks Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and Form 10-Ks electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M59362-Z60273                          KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — —

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMC NETWORKS INC.

Unless otherwise specified in the spaces provided, the undersigned’s vote is cast FOR the election of the director nominees listed in Proposal (1) and FOR Proposal (2), as more fully described in the accompanying Proxy Statement.

The Board of Directors recommends you vote FOR the following Director nominees:

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of the following nominees as Directors:
(01) William J. Bell (05) Patrick F. Dolan
(02) Charles F. Dolan (06) Thomas C. Dolan
(03) James L. Dolan (07) Brian G. Sweeney
(04) Kristin A. Dolan (08) Marianne Dolan Weber
The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm of the Company for fiscal year 2013				☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Your signature should appear the same as your name appears. If signing as attorney, executor, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When a corporation gives the proxy, it should be signed by an authorized officer and the corporate seal affixed.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE PALEY CENTER FOR MEDIA

The Paley Center for Media is the site of our 2013 Annual Meeting of Stockholders.

The Paley Center for Media is located at 25 West 52nd Street, (between Fifth and Sixth Avenues), New York, New York 10019.

BY SUBWAY:

Take any of the following subway lines: E or M to Fifth Avenue and 53rd Street; N or R to 49th Street and Seventh Avenue; 1 to 50th Street and Broadway; B, D, F, or M to 47-50 Street/Rockefeller Center. The Paley Center is located on 52nd Street between Fifth and Sixth Avenues.

BY CAR OR TAXI:

From the East: Take I-495 West toward New York/Midtown Tunnel/Manhattan. Take the exit toward 38-40 Sts/37 St. Turn slight left onto East 37th Street. Take the first right onto 3rd Avenue. Turn left onto East 42nd Street. Turn right onto 6th Avenue/Avenue of the Americas. Turn right onto West 52nd Street. The Paley Center will be on the left.

From the West: Take NJ-495 East/Lincoln Tunnel toward New York City. Continue onto the Lincoln Tunnel. Take the exit toward Dyer Avenue. Keep left at the fork, follow signs for New York 9A/42 Street/Uptown/Theater District. Make slight right onto Dyer Avenue. Turn right onto West 42nd Street. Turn left onto Sixth Avenue. Turn right onto West 52nd Street. The Paley Center will be on the left.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders:

The Notice, Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

▲ FOLD AND DETACH HERE ▲	M59363-Z60273

CLASS B PROXY

AMC NETWORKS INC.

Solicited by the Board of Directors for the

Annual Meeting of Stockholders on June 6, 2013

The undersigned hereby appoints Sean S. Sullivan, James G. Gallagher and Anne G. Kelly, and each of them, jointly and severally, proxies with full power of substitution, to vote all stock of AMC Networks Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held at The Paley Center for Media, 25 West 52nd Street, New York, New York, on Thursday, June 6, 2013, at 10:00 a.m., and any adjournment or postponement thereof, hereby ratifying all the said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

Important Notice: All meeting attendees will be asked to present a valid, government-issued photo identification card (federal, state, or local), such as a driver’s license or passport, before entering the meeting and proof of stock ownership as of April 9, 2013 (the “Record Date”). If the shares are held in street name with a bank or brokerage account and you plan to attend the annual meeting, please also bring a recent bank or brokerage statement showing that you owned shares of the Company on the Record Date. In addition, cameras, transmission and other recording devices, including the use of cell phones, will not be permitted at the meeting, and attendees will be subject to security inspections.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting, the Proxy Statement and Annual Report on Form 10-K of AMC Networks Inc..

(Continued and to be signed on the reverse side)